PROSPECTUS



                              PLAYSTAR CORPORATION

                         PLAYSTAR WYOMING HOLDING CORP.

                        30,532,494 Shares of Common Stock

                                -----------------


      The 30,532,494 shares of Common Stock, par value $.0001 per share (the "PlayStar Delaware Common Stock"), of PlayStar Corporation ("PlayStar Delaware"), and the 30,532,494 shares of Common Stock, par value $.0001 per share (the "Ordinary Shares"), of PlayStar Antigua ("PlayStar Antigua") into which the shares of PlayStar Delaware Common Stock will be converted pursuant to the Reorganization described below, to which this Prospectus relates (such shares being hereinafter referred to as the "Shares") are being offered, from time to time, on behalf of and for the respective accounts of certain holders (the "Selling Stockholders"), as more fully described herein under "Selling Stockholders." The distribution of the Shares by the Selling Stockholders, or by pledgees, donees, distributees, transferees or other successors in interest, may be affected from time to time by underwriters who may be selected by the Selling Stockholders and/or broker-dealers in one or more transactions (which may involve crosses and block transactions) on the OTC Bulletin Board (the "OTCBB") or other over-the-counter markets or, in special offerings, exchange distributions or secondary distributions pursuant to and in accordance with rules of such over-the-counter markets or exchanges, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the distribution of the Shares or otherwise, the Selling Stockholders may enter into hedging or option transactions with broker-dealers and may sell Shares short and deliver the Shares to close out such short positions. PlayStar Delaware and PlayStar Antigua have agreed to indemnify the Selling Stockholders, underwriters who may be selected by the Selling Stockholders, and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution" and "Selling Stockholders."

      PlayStar Delaware's Common Stock is quoted for trading on the National Association of Securities Dealers' Automated Quotation System Over-the-Counter Electronic Bulletin Board ("OTCBB") under the symbol "PSCK." The reported closing sale price for the Common Stock on August 10, 1998 was $0.40 per share. Immediately following the Reorganization, the PlayStar Antigua Ordinary shares are expected to be listed on the OTCBB under the symbol "PSCKF." The Selling Stockholders may from time to time sell the Shares on the OTCBB, on any other national securities exchange or automated quotation system on which the Common Stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares may be sold directly or through brokers or dealers. See "Plan of Distribution."

      PlayStar Delaware has agreed to pay all expenses of registration in connection with this offering but will not receive any of the proceeds from the sale of the Shares being offered hereby. All brokerage commissions and other similar expenses incurred by the Selling Stockholders will be borne by it or them, as the case may be. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares sold, less the aggregate brokerage commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the PlayStar Delaware.

                         -----------------

See "Risk Factors," beginning on Page 10, for information and a discussion of certain factors that should be considered by prospective investors, including, without limitation that there are legal obstacles which may confront PlayStar Delaware's proposed business which may prevent the conduct of PlayStar Delaware's business.

                         -----------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                          SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                            COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         -----------------

          The date of this Prospectus is August 24, 1998.

                         TABLE OF CONTENTS

                                                               Page


PROSPECTUS SUMMARY...............................................5

RISK FACTORS....................................................10

USE OF PROCEEDS.................................................16

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF
   OPERATION....................................................16

DESCRIPTION OF BUSINESS.........................................18

THE REORGANIZATION..............................................24

THE MERGER AGREEMENT AND APPLICATION FOR CERTIFICATE OF
   TRANSFER.....................................................25

CERTAIN TAX CONSIDERATIONS......................................27

MANAGEMENT......................................................38

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
   MANAGEMENT...................................................40

SELLING STOCKHOLDERS............................................42

DESCRIPTION OF PLAYSTAR DELAWARE COMMON STOCK...................43

DESCRIPTION OF PLAYSTAR ANTIGUA CAPITAL STOCK...................44

COMPARISON OF STOCKHOLDER RIGHTS................................46

MARKET FOR COMMON STOCK AND RELATED MATTERS.....................50

PLAN OF DISTRIBUTION............................................51

LEGAL MATTERS...................................................52

EXPERTS.........................................................52

FINANCIAL STATEMENTS...........................................F-1



NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN, OR INCORPORATED BY REFERENCE IN, THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OF INCORPORATED BY REFERENCE HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                       AVAILABLE INFORMATION

      PlayStar Delaware is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission") (file no. 0-22443). Such reports, proxy and information statements and other information filed by PlayStar can be inspected and copied at the public reference facility maintained by the Commission in Washington, D.C. at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices in New York (7 World Trade Center, Suite 1300, New York New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611). Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.
Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. PlayStar Delaware's Exchange Act filings are also available to the public on the Commission's Internet site (http://www.sec.gov).

      This Prospectus, which constitutes part of a registration statement on Form SB-2/F-1 filed with the Commission under the Securities Act by PlayStar Delaware and PlayStar Wyoming Holding Corp. ("PlayStar Wyoming") omits certain of the information contained in the registration statement. Reference is hereby made to the registration statement and to the exhibits to the registration statement for further information about PlayStar Delaware, PlayStar Wyoming and the PlayStar Delaware Common Stock and the PlayStar Antigua Ordinary Shares. Statements in this Prospectus concerning provisions of documents are summaries of such documents, and each statement is qualified by reference to the copy of the applicable document filed with the Commission. Copies of such material, including the complete registration statement and the exhibits, can be inspected, without charge at the offices of the Commission, or obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


    ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

      PlayStar Antigua will be an Antigua company, certain of its officers and directors will be residents of various jurisdictions outside the United States and its Antigua counsel, Roberts & Company, St. John's, Antigua, is a resident of Antigua. All or a substantial portion of the assets of PlayStar Antigua and of such persons may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce in United States court judgments obtained against such persons in United States courts and predicated upon the civil liability provisions of the Securities Act. Notwithstanding the foregoing, following the Reorganization, PlayStar Antigua irrevocably agrees that it may be served with process with respect to actions based on offers and sales of securities made hereby in the United States by serving Corporation Service Company, its United States agent which will appointed for that purpose. PlayStar has been advised by its Antigua counsel, Roberts & Company, St. John's, Antigua, that there is doubt as to whether Antigua courts would enforce (a) judgments of United States courts obtained in actions against such persons or PlayStar Antigua that are predicated upon the civil liability provisions of the Securities Act or (b) in original actions brought against PlayStar Antigua or such persons predicated upon the Securities Act. There is no treaty in effect between the United States and Antigua providing for such enforcement, and there are grounds upon which Antigua courts may not enforce judgments of United States courts. Certain remedies available under the United States federal securities laws would not be allowed in Antigua courts as contrary to that nation's policy.

                        PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by, and must be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, (i) all dollar amounts in this Prospectus are stated in the lawful currency of the United States, (ii) all information in this Prospectus assumes no exercise of any outstanding option or warrant to acquire shares of PlayStar Delaware Common Stock, and (iii) PlayStar Delaware and its subsidiaries, PlayStar Limited, a Channel Islands corporation ("PlayStar Limited"), and Antigua Casino & Sportsbook Limited, an Antigua corporation ("Antigua Casino," and together with PlayStar Limited, the "Subsidiaries"), are sometimes collectively referred to herein as "PlayStar."

                             PlayStar

      PlayStar Delaware is a holding company which, through its subsidiaries, PlayStar Limited and Antigua Casino, intends to operate, promote and commercialize an on-line gaming service which will offer interactive, software-based games of chance. Antigua Casino will conduct PlayStar's Internet gaming business, and PlayStar Limited will license gaming technology to Antigua Casino's Internet gaming business. PlayStar has not yet commenced operation of its Internet gaming service, but expects to do so immediately following the consummation of the Reorganization described below. PlayStar Delaware's principal offices are located at c/o United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901. PlayStar Delaware's telephone number is
(268) 562-0073.

 Recent Developments; Proposed Reorganization of PlayStar Delaware
                     as an Antigua Corporation

      PlayStar Delaware has approved the reorganization (the "Reorganization") of PlayStar Delaware pursuant to which PlayStar Delaware will be merged (the "Merger") with and into a wholly-owned subsidiary, PlayStar Wyoming Holding Corp. ("PlayStar Wyoming"); and immediately thereafter PlayStar Wyoming will obtain Articles of Continuance from the Director of International Business Corporations, Antigua, and thereby will become an Antigua corporation ("PlayStar Antigua"). After the consummation of the Reorganization, PlayStar Antigua will, through the Subsidiaries, continue to conduct the businesses in which the PlayStar companies are now engaged. PlayStar Antigua's principal offices will be located at 60 Nevis Street, St. John's, Antigua BW1, West Indies.

      PlayStar believes that the reorganization will enable PlayStar to create better returns for its stockholders. The continuance of PlayStar Delaware into Antigua will allow it to organize its international business activities so that it will be able to benefit from more favorable legal, business, tax and financing environments than would be available to PlayStar if the parent were to continue to be a United States corporation. The United States imposes significant legal and regulatory restrictions and compliance costs for companies such as PlayStar that conduct substantially all of their operations outside the United States. United States Federal and state laws may make Internet gaming illegal whereas such activities, if licensed, are legal in Antigua. These costs will be minimized to the extent that PlayStar's operations are conducted after the reorganization by PlayStar Antigua or its foreign subsidiaries. The continuance into Antigua will minimize corporate income taxes because PlayStar Antigua will become an international business corporation (an "IBC"), which will pay no Antigua corporate income taxes under the Antigua tax system. By contrast, the United States Internal Revenue Code imposes corporate income tax on the worldwide income of United States corporations. The change of domicile may also have a favorable effect on PlayStar's ability to sell assets or raise additional capital in the future. Moreover, PlayStar believes that a holding company structure in the form proposed by the Reorganization will provide greater management flexibility and control, as well as a more suitable corporate structure for expansion of PlayStar's current business and future acquisitions and diversification opportunities. Finally, as a result of the proposed legislation in Congress which would prohibit Internet gaming activities under United States Federal law and the existence of different state regulatory schemes, PlayStar believes that an Antigua domiciled corporation provides a clearer, more favorable, regulatory environment for PlayStar's business operations.

      Stockholders should carefully consider the risks associated with ownership of PlayStar's Common Stock. PlayStar is a development stage company and the operations of it and its subsidiaries are subject to all of the risks inherent in connection with the formation of any new business. PlayStar has incurred net losses since its inception and will continue to incur losses. There can be no assurance that PlayStar will be able to realize revenues and attain profitability in the future. There also can be no assurance that other companies with greater financial and technological resources will not develop gaming services over the Internet with better capabilities than those offered by PlayStar's subsidiaries. The gaming industry is highly regulated by Federal and state criminal and civil laws. Although PlayStar's operating subsidiary, Antigua Casino, is licensed to provide Internet gaming services in Antigua, Antigua Casino has not been licensed in any other jurisdiction. Antigua Casino, therefore, may confront legal obstacles including civil and/or criminal sanctions, in a jurisdiction in which a user of Antigua Casino's Internet gaming services is located if that jurisdiction concludes that the gaming services are illegally taking place in that jurisdiction and not Antigua.

      Stockholders should also be aware of the risks associated with the Reorganization. PlayStar believes that the consummation of the Reorganization will be, in part, a taxable transaction to PlayStar in which a portion of the gain realized on the transaction will be potentially subject to United States federal income tax. In addition, there is no established trading market for the PlayStar Antigua Ordinary Shares (the "Ordinary Shares") into which the PlayStar Delaware Common Stock will be converted pursuant to the Reorganization, and there can be no assurance that such shares will be approved for listing or that an active public market for the Ordinary Shares will develop or be sustained. Finally, stockholders should consider the risks inherent in foreign operations including loss of revenue, property and equipment from such hazards as expropriation, nationalization, war, insurrection and other political risks, risks of increase in taxes and governmental royalties, renegotiation of contracts with governmental entities, as well as changes in laws and policies governing operations of foreign based companies. These and other material risk factors are discussed in more detail in the "Risk Factors" section of the Prospectus.


                   SUMMARY OF THE REORGANIZATION

GENERAL........................Pursuant   to  the   Reorganization,
                               PlayStar  Antigua  will  succeed  to
                               the   business   of   the   PlayStar
                               companies.  The Reorganization  will
                               be    effected    pursuant   to   an
                               Agreement  and Plan of Merger  dated
                               as of June  30,  1998  (the  "Merger
                               Agreement")     between     PlayStar
                               Delaware and PlayStar  Wyoming,  and
                               the  Application  for Certificate of
                               Transfer  of PlayStar  Wyoming  (the
                               "Application   for   Certificate  of
                               Transfer").  After the  consummation
                               of  the   Reorganization,   PlayStar
                               Antigua     will,     through    the
                               Subsidiaries,  continue  to  conduct
                               the    businesses   in   which   the
                               PlayStar     companies    are    now
                               engaged.    The   relative    voting
                               rights    of    PlayStar    Delaware
                               stockholders   as   stockholders  of
                               PlayStar  Antigua will not change as
                               a  result  of  the   Reorganization.
                               See      "The       Reorganization,"
                               "Description  of  PlayStar   Antigua
                               Capital  Stock --  Voting  and Other
                               Rights,"    and    "Comparison    of
                               Stockholder     Rights,"    included
                               elsewhere herein.

THE REORGANIZATION.............The Reorganization will be accomplished through  the  merger of PlayStar
                               Delaware with and into PlayStar Wyoming,
                               which will be the surviving corporation
                               in the Merger, at which time each
                               outstanding  share of PlayStar Delaware
                               Common Stock (other than shares of
                               PlayStar   Delaware   Common  Stock
                               held  by  PlayStar Delaware in its
                               treasury) will,  subject to the exercise
                               of statutory  dissenters' rights, be
                               automatically  converted into one
                               outstanding share of PlayStar   Wyoming
                               Common   Stock. Immediately  after the
                               Merger, PlayStar Wyoming will, through a statutory continuation procedure, become PlayStar Antigua, at which time each outstanding share of PlayStar Wyoming Common Stock will be automatically converted into one Ordinary Share of PlayStar Antigua subject to dissenters' appraisal rights. See "The Merger Agreement and Application for Certificate of Transfer," and "Description of PlayStar Antigua Capital Stock".

EFFECTIVE TIME.................The   Reorganization   will   become
                               effective (the "Effective  Time") at
                               the  close of  business  on the date
                               that  a  certificate  of  merger  is
                               filed with the  Delaware and Wyoming
                               Secretary  of State as  required  by
                               Delaware  and Wyoming law and at the
                               time the  Certificate of Transfer is
                               issued by the Wyoming  Secretary  of
                               State    and   the    Articles    of
                               Continuance  are  obtained  from the
                               Director of  International  Business
                               Corporations,    Antigua.   PlayStar
                               Delaware    anticipates   that   the
                               Reorganization      will      become
                               effective  on or  about September 4,
                               1998.

DIVIDENDS......................Holders of  Ordinary  Shares will be entitled  to  receive,  at any time,
                               such  dividends  as are  declared by
                               the Board of  Directors  of PlayStar
                               Antigua.      PlayStar     currently
                               intends to retain  earnings  for use
                               in    its     respective     capital
                               requirements.  The  payment  of  any
                               future   cash   dividends   on   the
                               Ordinary   Shares   is   necessarily
                               dependent   upon  the  earnings  and
                               financial    needs   of    PlayStar,
                               respectively,  along with applicable
                               legal        and         contractual
                               restrictions.  See  "Description  of
                               PlayStar  Antigua  Capital  Stock --
                               Dividend Rights."

LIQUIDATION....................In the event of the  liquidation  of
                               PlayStar    Antigua,    holders   of
                               Ordinary Shares will  participate in
                               the assets of PlayStar  Antigua pari
                               passu with the  holders of any other
                               class     of     ordinary     shares
                               outstanding.

VOTING RIGHTS..................Each   Ordinary    Share   will   be
                               entitled  to one vote in the affairs
                               of     PlayStar     Antigua.     See
                               "Description  of  PlayStar   Antigua
                               Capital  Stock --  Voting  and Other
                               Rights".

COMPARISON OF RIGHTS OF
STOCKHOLDERS...................The  principal   attributes  of  the
                               PlayStar  Delaware  Common Stock and
                               the   PlayStar    Antigua   Ordinary
                               Shares  will  be  similar.  However,
                               there   are   certain    differences
                               between  the rights of  stockholders
                               under   Delaware   law  and  Antigua
                               law.  In  addition,  there  will  be
                               differences     between     PlayStar
                               Delaware's       Certificate      of
                               Incorporation    and    Bylaws   and
                               PlayStar   Antigua's   Articles   of
                               Continuance    and   By-Laws.    See
                               "Comparison of Stockholder Rights".

TAX CONSIDERATIONS.............The  following is a brief summary of the  United  States  federal  income
                               tax      consequences     of     the
                               Reorganization  and is not  intended
                               to be,  nor  should it be  construed
                               to  be,  advice  to  any  particular
                               stockholder  of  PlayStar  Delaware.
                               Stockholders  of  PlayStar  Delaware
                               should   consult   their   own   tax
                               advisors   with   respect  to  their
                               particular  circumstances.   A  more
                               detailed   summary  of  certain  tax
                               consequences  of the  Reorganization
                               is  set  out  under   "Certain   Tax
                               Considerations"  in  the  discussion
                               contained   in   this    Prospectus.
                               There are no regulations,  published
                               rulings   or   judicial    decisions
                               directly  on point  with  respect to
                               certain      aspects      of     the
                               Reorganization  and  the  securities
                               to  be  issued   pursuant   thereto.
                               Accordingly,             unqualified
                               conclusions on certain  matters,  as
                               indicated  below,  are not possible.
                               PlayStar  Delaware  does not  intend
                               to request a ruling  from the United
                               States   Internal   Revenue  Service
                               ("IRS")    with   respect   to   the
                               Reorganization.   Stockholders   are
                               urged  to  consult   their  own  tax
                               advisors  as to the  particular  tax
                               consequences    to   them   of   the
                               Reorganization.

                               The receipt of Ordinary  Shares by
                               United  States  stockholders  in
                               exchange for  PlayStar  Delaware
                               Common Stock should not be a taxable
                               exchange for an exchanging stockholder.
                               However, an exchanging stockholder who
                               is a United  States  person that
                               directly,  indirectly or by attribution
                               owns 10% or  more of the  outstanding
                               stock  of  PlayStar Delaware  at  the
                               Effective   Time  of  the Reorganization
                               could be  subject  to  materially
                               adverse   United   States   federal
                               income  tax consequences  as a result of
                               the  Reorganization. In addition,
                               subsequent to the Reorganization,  a
                               stockholder  of PlayStar  Antigua who
                               is a United  States  person  could be
                               subject  to  potentially adverse  United
                               States  federal  income  tax consequences
                               if  PlayStar   Antigua  becomes  a
                               "passive foreign  investment  company"
                               as defined under United States federal
                               income tax law.

                               STOCKHOLDERS   ARE   ADVISED  TO  READ
                               THE  MORE  DETAILED  SUMMARY OF THE TAX
                               CONSEQUENCES OF THE  REORGANIZATION,
                               AS SET FORTH UNDER  "CERTAIN TAX
                               CONSIDERATIONS".

RISK FACTORS...................See "Risk  Factors" for a discussion
                               of  certain   risk   factors  to  be
                               considered  in  connection  with the
                               Reorganization  and the ownership of
                               the  Ordinary   Shares  of  PlayStar
                               Antigua.

STOCK EXCHANGE  LISTING........There is currently no  established
                               public   trading   market  for  the
                               Ordinary   Shares.   Immediately
                               following the  Reorganization,  the
                               Ordinary  Shares  will  be   listed
                               on the OTCBB under the symbol "PSCKF,"
                               a  symbol  which is similar to that
                               under  which the  PlayStar  Delaware
                               Common Stock  is  currently   listed.
                               See  "The   Reorganization   --
                               Stock  Listing".

EXCHANGE AGENT.................InterWest  Transfer  Company,   Inc.
                               will  act  as   Exchange   Agent  in
                               connection with the Reorganization.


          SECURITIES TO BE RECEIVED IN CONNECTION WITH THE
                           REORGANIZATION

SECURITY RECEIVED IN EXCHANGE
FOR PLAYSTAR DELAWARE
COMMON STOCK IN THE
REORGANIZATION.................Each  share  of  PlayStar   Delaware
                               Common  Stock will be  automatically
                               converted  into one  Ordinary  Share
                               of PlayStar Antigua.

TAX CONSEQUENCES...............The  receipt of  Ordinary  Shares in
                               exchange   for  shares  of  PlayStar
                               Delaware  Common Stock should not be
                               a    taxable    exchange    for   an
                               exchanging   stockholder.   However,
                               an exchanging  stockholder  who is a
                               United States person that  directly,
                               indirectly  or by  attribution  owns
                               10%  or  more  of  the   outstanding
                               stock of  PlayStar  Delaware  at the
                               Effective      Time      of      the
                               Reorganization  (a   "10%-or-greater
                               U.S.  holder")  could be  subject to
                               materially   adverse  United  States
                               federal income tax  consequences  as
                               a result of the  Reorganization,  in
                               that a  10%-or-greater  U.S.  holder
                               would  be  required  to   recognize,
                               subsequent  to  the  Reorganization,
                               deemed  royalty income from PlayStar
                               Antigua.  The  amount of the  deemed
                               royalty  income  to  be  taken  into
                               account   for  a   year   would   be
                               "commensurate"   with   the   income
                               derived  by  PlayStar   Antigua  for
                               that   year  from  the  use  of  the
                               ratable  portion of the  transferred
                               intangible    assets   of   PlayStar
                               Delaware  that was  attributable  to
                               the  10%-or-greater   U.S.  holder's
                               interest   in   PlayStar    Delaware
                               immediately     prior     to     the
                               Reorganization.      Such     deemed
                               royalty  income  would  be  ordinary
                               income,  and  would  be  taken  into
                               account  annually over the remaining
                               useful   life  of  the   transferred
                               intangible  assets  (not  to  exceed
                               twenty  years).  Because  the deemed
                               royalty  income would be required to
                               be taken into  account for a taxable
                               year   by  a   10%-or-greater   U.S.
                               holder   regardless  of  the  amount
                               actually  distributed  as a dividend
                               by  PlayStar  Antigua for such year,
                               a  10%-or-greater  U.S. holder could
                               be subject to United States  federal
                               income  tax on income  before it was
                               received in cash,  or even on income
                               that was never  received  in cash by
                               that  shareholder.  See "Certain Tax
                               Considerations."

DIVIDENDS......................Holders of  Ordinary  Shares will be entitled  to  receive,  at any time,
                               such  dividends  as  declared by the
                               Board  of   Directors   of  PlayStar
                               Antigua.

REDEMPTION.....................The Ordinary  Shares are not subject to redemption.

VOTING RIGHTS..................One vote  per  Ordinary  Share  with respect to matters  submitted to the
                               stockholders of PlayStar Antigua.

                           RISK FACTORS

      The information contained in this report contains "forward looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Actual results may materially differ from those projected in the forward looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. An investment in the Common Stock offered hereby is speculative in nature and involves a high degree of risk. Accordingly, PlayStar Delaware stockholders should carefully read this entire Prospectus and the following risk factors should be considered carefully in evaluating PlayStar and its proposed businesses and the Reorganization.

History of Losses and Company's Ability to Continue as a Going Concern

      PlayStar is a development stage company and the operations of it and its subsidiaries are subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business. PlayStar has incurred net losses since its inception and will continue to incur losses. From its inception on October 3, 1996 through March 31, 1998, PlayStar has incurred cumulative net losses of $2,603,671, including a net loss of $676,939 for the nine months ended March 31, 1998. PlayStar should be evaluated in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products and technologies. Due to a number of factors, the ability to commercialize the products and technology of the Subsidiaries, PlayStar does not believe that revenues generated by the Subsidiaries will be sufficient to support its operations in fiscal 1998. Therefore, in the foreseeable future, PlayStar believes that such expenses will increase its net losses, and there can be no assurance that PlayStar will ever be profitable.

     As of August 17, 1998, PlayStar had approximately $1,720,000 of cash. Until the commencement of the Reorganization, PlayStar will expend approximately $160,000 per month. In addition, PlayStar Delaware has subscriptions for an additional $310,000 of Common Stock, subject to the consummation of the Reorganization. Once the Reorganization is consummated, PlayStar's expenditures will decline to approximately $60,000 per month. While management anticipates raising additional capital through sales of unregistered shares of its Common Stock conducted under exemptions provided by the Securities Act or by the rules of the Commission, there can be no assurance that PlayStar will be able to obtain adequate financing to support its operations. Even if PlayStar is unable to raise additional capital, management believes that PlayStar will have sufficient funds to commence and conduct its operations for at least the next 12 months, not including any revenues generated from the operations of Antigua Casino.

Possible Illegality of Internet Gaming and Government Regulation

      Proposed  Internet  Gambling   Prohibition  Act  (Kyl  Bill);
Potential Impact of Kyl Bill

      On July 23, 1998, the Senate passed an appropriations bill containing an amendment by Senator John Kyl of Arizona, which would prohibit gaming on the Internet in the United States ("the Bill"). If enacted into law, the Bill would classify gaming over the Internet as a federal offense. Although the Bill allows certain intrastate wagering, it prohibits operation of most other Internet gaming businesses, as well as use of the Internet to place, receive or otherwise make a bet or wager. Individuals convicted of operating an Internet gaming business in the United States could be punished by up to four years in jail and a fine equal to the greater of $20,000 or the aggregate amount of bets received by the operator. Under the Bill, Internet gaming would be a federal crime even if the states in which bets are placed had legalized the practice. On February 4, 1998, the House Crime Subcommittee held a hearing to discuss issues related to Internet gaming and the House version of the Bill. The House version of the Bill would permit Internet gaming if such activities are legal in the bettor's jurisdiction and in the jurisdiction in which the server is located.

      If the Bill becomes law, it could have a significant effect on PlayStar's operations. In the near term, PlayStar anticipates that approximately 80% of its revenues will be generated from United States citizens. If the Bill passes, the Subsidiaries might be forced to cease all marketing and promotional activities in the United States to ensure that no solicitation of United States citizens occurs. Since the Bill also prohibits United States citizens from gaming on the Internet, the Subsidiaries may be expected to lose a significant portion of their customer base if the Bill becomes law.

      Licensing; Jurisdiction

      The gaming industry is highly regulated in many parts of the world, including the United States, where the ownership and operation of land-based gaming facilities (i.e., not including sports wagering) of the type to be conducted by Antigua Casino have traditionally been regulated on a state-by-state basis with additional federal regulation of certain criminal activities connected to gambling. Companies engaged in gaming activities must adhere to the legal requirements of each jurisdiction in which they operate and offer their services.

      PlayStar currently intends for Antigua Casino to offer its services internationally, including throughout the United States. PlayStar does not currently intend to seek licenses for Antigua Casino to operate its Internet casino in any other jurisdiction nor does PlayStar intend to restrict or control access to Antigua Casino's services based on user citizenship or location. However, the law of the Internet is not well developed and there can be no assurance that a jurisdiction in which the user is located will not successfully assert jurisdiction over the gaming activities of Antigua Casino. This may be an issue in the United States (discussed further below) as well as in the other jurisdictions in which Antigua Casino customers are domiciled. In the event that it is determined that Antigua Casino is subject to the laws of jurisdictions other than Antigua, Antigua Casino would have to obtain a license in order to offer its gaming services to customers within these jurisdictions. There can be no assurance that any such licenses could be obtained. Moreover, if it is determined that Antigua Casino is operating gaming operations in a jurisdiction without a license, Antigua Casino and its officers and directors may become subject to criminal and civil penalties imposed by such jurisdiction for violating its laws. The occurrence of any of these events could have a material adverse effect on the business of PlayStar and, if many jurisdictions were successful in asserting jurisdiction over Antigua Casino, Antigua Casino could be forced to cease all gaming operations.

      A number of United States federal and state statutes could be construed to prohibit gaming through use of the Internet. All 50 states currently have statutes or regulations restricting or even prohibiting gambling activities. In most states it is illegal for anyone operating a gambling business either to accept or make a wager, with certain state-by-state statutory exceptions. The Attorneys General for at least three states, Florida, Minnesota and Texas, have issued either formal opinions or warnings that certain Internet gaming activities are illegal in those states. The Attorney General for the state of Wisconsin has also taken action against Internet gaming companies.

     In addition, the Federal Interstate Wire Act contains provisions which may make it a crime for anyone in the business of gambling to use an interstate or international telephone line to transmit information in the placing of bets, unless the betting is legal in the jurisdictions from which and into which the transmission is made. Other federal laws impacting gaming activities include the Interstate Wagering Paraphernalia Act, the Travel Act and the Organized Crime Control Act. As discussed below, in March, 1998, the United States Attorney for the Southern District of New York filed several criminal complaints against the owners and managers of six Internet sports betting companies headquartered in the Caribbean or Central America. Those cases are the first federal prosecutions of sports betting over the Internet. PlayStar believes the conduct at issue in those cases differs from its proposed business which involves casino gaming, not sports betting. Moreover, unlike the defendants in the sports betting complaints, PlayStar does not plan to maintain marketing offices in the United States or mail promotional literature from locations in the United States.

     A risk exists, however, that federal or state authorities may view PlayStar as having violated gaming regulations. Those authorities could initiate civil or criminal proceedings against PlayStar and/or its employees. The results of such proceedings could include substantial litigation expense, fines, incarceration of company executives, diversion of the attention of key company employees, disqualification of PlayStar for licensure in the United States, and injunctions or other prohibitions preventing PlayStar from engaging in its anticipated business activities.

      It is uncertain whether the fact that Antigua Casino's on line gaming business is legal in Antigua would insulate PlayStar from either civil or criminal liability under state or federal statutes regulating gambling. Courts considering whether to exercise personal jurisdiction over a business operating through the Internet have exercised jurisdiction over defendants who make a conscious choice to conduct business with the residents of a foreign state. For example, certain entities engaged in the Internet gaming business have been the subject of criminal complaints at the state level. In September 1997, the Minnesota Court of Appeals considered a state civil consumer protection complaint and concluded that a Belize-based Internet gambling business was subject to personal jurisdiction in Minnesota because the company conducted commercial activities in the state over the Internet. See Minnesota v. Granite Gate Resorts, Inc., 568 N.W.2d 715 (1997), aff'd, 576 N.W.2d 747 (Minn. 1998).
In March 1998, the United States District Court for the Western District of Texas concluded that a California casino that maintained a website was subject to jurisdiction in Texas since the site was available in Texas and the casino accepted business from Texas residents. See Thompson v. Handa-Lopez, Inc., 1998 WL 142300 (W.D. Tex. Mar. 28, 1998).

      Further, various regulatory and legislative agencies are conducting studies of interstate and interactive wagering, including the National Gambling Impact Study Commission. No assurance can be given that new legislation will not be adopted which limits, impedes or prohibits either the activities in which Antigua Casino proposes to engage with respect to actual wagering or the type of activities associated with such wagering. Any change in either the substance or the enforcement of the applicable rules and regulations in these areas could have a material adverse affect on PlayStar's business and prospects. Certain legislation is currently being considered in Congress (see discussion of the Kyl Bill above) and individual states in this regard.

      Prohibition on Wagering Services

      In the future, Antigua Casino may seek to offer (in addition to gaming services) wagering services on sporting and/or other events. However, Antigua Casino does not intend to offer wagering services at least until the applicable legal and regulatory environment is clarified, if at all. The use of the Internet for such wagering services may violate the United States federal wire statute. Due to the relatively recent existence of wagering over the Internet, the laws dealing with this application are not well developed. However, on March 4, 1998, the United States Attorney for the Southern District of New York indicted 14 owners and managers of six Internet sports wagering companies headquartered in the Caribbean and Central America. Additional similar indictments have since been issued. These individuals, all of whom are citizens of the United States, were charged with conspiracy to transmit bets and wagers on sporting events via the Internet in violation of the Federal wire statute. The indictments were made in spite of the fact that the companies operated by the defendants were licensed to conduct wagering operations, including one which was licensed by the Government of Antigua.

Certain Tax Consequences of the Reorganization

      PlayStar believes that the consummation of the Reorganization will be, in part, a taxable transaction to PlayStar in which a portion of the gain realized on the transaction will be potentially subject to United States federal income tax. However, based on the appraised fair market value of the assets of PlayStar Delaware as of March 31, 1998 (which reflects an appraised fair market value of $0.37 per share of PlayStar Delaware Common Stock as of March 31, 1998), and the availability of deductions for, and the net operating loss carry over to, the taxable year that will include the Reorganization, PlayStar believes a reasonable position can be taken that the United States federal income tax imposed on it as a result of the consummation of the Reorganization will not be material. Nevertheless, there is a risk that it may be ultimately determined that any gain realized by PlayStar upon the consummation of the Reorganization would be taxable in full for United States federal income tax purposes. Based on the current appraised value of the assets, and the tax attributes, of PlayStar Delaware, the maximum United States federal income tax cost arising from the Reorganization would be approximately $1.9 Million. The appraisal of PlayStar

Delaware's assets, although performed by an independent appraiser, is not binding on the IRS or the courts. If the fair market value of PlayStar Delaware's assets was ultimately determined to be in excess of the appraised value, the United States federal income tax cost arising from the Reorganization could be in excess of $1.9 million. In addition, the consummation of the Reorganization may also result in potential adverse United States federal income tax consequences to stockholders of PlayStar Delaware who are United States persons that directly, indirectly or by attribution, own 10% or more of the outstanding PlayStar Delaware Common Stock at the Effective Time of the Reorganization. See "Certain Tax Considerations."

Absence of Prior Market

      Currently, there is no established trading market for the PlayStar Antigua Ordinary Shares. Although an application has been made to list the Ordinary Shares for trading on the OTCBB, there can be no assurance that such shares will be approved for listing or that an active public market for the Ordinary Shares will develop or be sustained.

The Internet Gaming Industry Generally

     In general, there can be no assurance that PlayStar will be able to realize revenues and attain profitability in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations". Moreover, there are substantial questions regarding the legality of Internet gaming activities. See "Risk Factors - Legal Impediments and Government Regulation."

      Most Internet markets, including the gaming segment, are relatively accessible to a wide number of entities and individuals. PlayStar believes, however, that there are certain market barriers facing potential providers, including technology, commerce, regulation, management and reputation. First, providers must utilize sophisticated systems to manage casino operations, process financial transactions, encrypt information and provide an attractive user interface. Providers must also develop relationships with financial institutions to process gaming transactions. Additionally, providers should obtain a casino license from an established regulatory agency before offering Internet gaming services to the public. Providers must also assemble a team of software, hardware, telecommunications, marketing, management and gaming specialists to develop the casino's operations. Finally, due to the sensitive nature of the casino business, providers must develop and maintain an impeccable reputation in order to attract and retain customers.

Technological Changes/Competition

      The industry of offering gaming services and casino style games over the Internet is characterized by rapid and significant technological change in the computer, software and telephony services. Many entities are engaged in research and development with respect to offering gaming services on the Internet. A significant number of companies, organizations and individuals are currently offering or purporting to offer casino gambling services on the Internet similar to those developed by the PlayStar's Subsidiaries. PlayStar's primary competition includes, but is not limited to, CryptoLogic Inc., Venturetech Inc., Internet Casinos Ltd., Interactive Gaming and Communications Corp. (formerly Sports International - USA), Wager Net Inc., Casinos of the South Pacific, World Wide Web Casinos and Virtual Vegas. There can be no assurance that PlayStar's competitors will not develop technologies and products that are more effective and efficient than PlayStar Limited's technology and products or that PlayStar Limited's technology and products will not be rendered obsolete by such developments. There can be no assurance that other companies with greater financial and technological resources will not develop gaming services over the Internet with better capabilities than those offered by the Subsidiaries.

Risks of Foreign Operations

      Antigua Casino and PlayStar Limited will derive all of their revenues from non-Antigua sources. Risks inherent in foreign operations include loss of revenue, property and equipment from such hazards as expropriation, nationalization, war, insurrection and other political risks, risks of increase in taxes and governmental royalties, renegotiation of contracts with governmental entities, as well as changes in laws and policies governing operations of foreign based companies. Other risks inherent in foreign operations are the possibility of realizing foreign currency exchange losses when transactions are completed in currencies other than United States dollars and the Subsidiaries' ability or lack of same to freely repatriate its earnings under foreign exchange control laws.

      Furthermore, Antigua Casino and PlayStar Limited may have to comply with the local laws and regulations in those foreign jurisdictions in which they elect or are deemed to elect to offer products and services. There can be no assurance that the Subsidiaries will be able to comply with such laws and regulations. See "Regulation". In the past, there have been significant fluctuations in the exchange rates between the dollar and the currencies in many of the countries in which PlayStar anticipates its subsidiaries doing business. Further, foreign countries may impose limitations on the amount of currency that may be withdrawn or repatriated from such countries. Such limitations, if imposed, could adversely affect PlayStar's liquidity and business.

Dependence on Key Personnel

      The future success of Antigua Casino and PlayStar Limited is dependent on certain key management and technical personnel. The Subsidiaries primarily rely upon consultants and advisors who are not employees of the Subsidiaries. The loss of key personnel by the Subsidiaries could have an adverse effect on the operations of PlayStar. PlayStar does not maintain key-man life insurance on any such key personnel. The Subsidiaries also plan to hire additional key employees in fiscal 1998. Competition for qualified employees is intense, and an inability to attract, retain and motivate additional, highly-skilled personnel required for the expansion of PlayStar's operations could adversely affect PlayStar's business, financial condition and results of operations. The Subsidiaries' ability to retain existing personnel and attract new personnel may be adversely affected by its current financial situation. There can be no assurance that the Subsidiaries will be able to retain its existing personnel or attract additional, qualified persons when required and on acceptable terms.

Patents, Copyrights and Trade Secrets

      As of the date hereof, PlayStar does not own or otherwise control any registered patents, copyrights or trademarks. As the Subsidiaries' research and development efforts progress, PlayStar will attempt to protect its Subsidiaries' proprietary technology by relying on trade secrecy laws and non-disclosure and confidentiality agreements with their employees and consultants who have access to their proprietary technology. To date, PlayStar Limited has entered similar types of agreements only with Dreamplay Research Corp. ("Dreamplay"). Despite these anticipated protections, no assurance can be given that others will not independently develop or obtain access to such technology or that PlayStar's competitive position will not be adversely affected thereby.

      The  Subsidiaries'  businesses  are  based  on  technologies  acquired  or otherwise licensed from third parties. There can be no assurance that those entities licensing or developing the Subsidiaries' technology will have the financial resources necessary to enforce any patent or copyright rights they may hold. Although PlayStar is not aware of any infringement claim against its Subsidiaries' technology, in the event that a future claim against the technology developer and/or the Subsidiaries are successful, it may be necessary for the Subsidiaries to obtain additional licenses to such patents or to other patents or proprietary technology. There can be no assurance that the Subsidiaries will be able to obtain any such licenses on commercially reasonable terms. Any disclosure of such technology or development of substantially equivalent technology could result in increased competition that could materially and adversely affect the Subsidiaries' revenues and costs of sales.

Future Sales of Common Stock; Exercise of Options and Warrants

      The number of shares of PlayStar's outstanding Common Stock held by non-affiliates is large relative to the trading volume of the Common Stock. Any substantial sale of Common Stock or even the possibility of such sales occurring may have an adverse effect on the market price of the Common Stock.

     As of August 11, 1998, PlayStar had outstanding options and warrants to purchase an aggregate of 9,573,000 shares of Common Stock. More than 10% of such outstanding options and warrants are held by each of Julius Patta and Hemery Trustees Limited, who beneficially hold 1,250,000 and 700,000 options, respectively. Holders of such warrants and options are likely to exercise them when, in all likelihood, PlayStar could obtain additional capital on terms more favorable than those provided by the options and warrants. Further, while its warrants and options are outstanding, PlayStar's ability to obtain additional financing on favorable terms may be adversely affected.

Possible Volatility of Stock Price

      The market price of the PlayStar Delaware Common Stock and PlayStar Antigua Ordinary Shares has been and may continue to be highly volatile. Quarterly operating results of PlayStar, changes in general conditions in the economy, the financial markets, or the Internet gaming industry generally, changes in financial estimates by securities analysts or failure by PlayStar to meet such estimates, litigation involving PlayStar or its Subsidiaries, actions by governmental agencies or other developments affecting PlayStar or its competitors, could cause the market price of the PlayStar Delaware Common Stork or PlayStar Antigua Ordinary Shares to fluctuate substantially. In particular, the stock market may experience significant price and volume fluctuations which may affect the market price of the Ordinary Shares for reasons that are unrelated to PlayStar's operating performance and that are beyond PlayStar's control.

Risks of Penny Stocks

      Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving "a penny stock." Subject to certain exceptions, a penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share. The PlayStar Delaware Common Stock is, and the PlayStar Antigua Ordinary Shares are expected to be, deemed penny stock for purposes of the Exchange Act. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in the PlayStar Delaware Common Stock and the PlayStar Antigua Ordinary Shares, which could severely limit the market liquidity of the PlayStar Delaware Common Stock and the PlayStar Antigua Ordinary Shares and impede the sale of the PlayStar Delaware Common Stock and the PlayStar Antigua Ordinary Shares in the secondary market.

      Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Potential Anti-Takeover Effect

      PlayStar Antigua's Board of Directors will have the authority, without further approval of PlayStar's Antigua's shareholders, to issue preference shares (the "Series Preference Shares") having such rights, preferences and privileges as the Board of Directors may determine. Any such issuance of Series Preference Shares could, under certain circumstances, have the effect of delaying or preventing a change in control of PlayStar and may adversely affect the rights of holders of PlayStar Delaware Common Stock and PlayStar Antigua Ordinary Shares.



                          USE OF PROCEEDS

     All of the Shares offered hereby are being offered by the Selling Stockholders. PlayStar will not receive any of the proceeds from the sale of the Shares. See "Selling Stockholders."


     MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following Management's Discussion and Analysis of Financial Condition and Plan of Operations includes forward-looking statements with respect to PlayStar's future financial performance. These forward-looking statements are subject to various risks and uncertainties, including the factors described under "Risk Factors" and elsewhere in this Prospectus, that could cause actual results to differ materially from historical results or those currently anticipated.

PlayStar Delaware/PlayStar Antigua

      PlayStar Delaware is a holding company which, through its subsidiaries, PlayStar Limited and Antigua Casino, intends to operate, promote and commercialize an on-line gaming service which will offer interactive, software-based games of chance. Antigua Casino will conduct PlayStar's Internet gaming business, and PlayStar Limited will license gaming technology to Antigua Casino's Internet gaming business. Antigua Casino has not yet commenced operation of its Internet gaming service, but expects to do so immediately following the consummation of the Reorganization. For the period from inception on October 3, 1996 until March 31, 1998, PlayStar Delaware's cumulative earned interest income was $4,650 and its accumulated deficit was $2,603,671.

     PlayStar Delaware was incorporated in the State of Delaware on October 3, 1996. During the succeeding months, PlayStar raised an aggregate of $825,000 in cash through three private placements completed pursuant to Rule 504 promulgated under the Securities Act. In November and December, 1997, and January, 1998, PlayStar Delaware raised an additional $1,004,639 through two additional private placements completed pursuant to Section 4(2) of the Securities Act and Regulations D and S promulgated thereunder. In May, June, July and August, 1998, PlayStar Delaware raised an additional $2,159,700 through additional private placements completed pursuant to Regulation S promulgated under the Securities Act. In addition, PlayStar Delaware has subscriptions for an additional $310,000 of Common Stock, subject to the completion of the Reorganization. These financings have been sufficient to satisfy PlayStar's cash requirements through August 11, 1998. From these proceeds, the Subsidiaries paid approximately $910,000 for products provided by Dreamplay Research Corp. ("Dreamplay") and approximately $730,000 for legal, accounting, public relations and administrative services through July 31, 1998. PlayStar estimates, however, that the total amount of capital required to proceed with current operations and to bring the Subsidiaries' products and services to market will be approximately $2,300,000, including approximately $300,000 for research and development, approximately $1,500,000 for advertising, marketing and promotional efforts, and approximately $500,000 for working capital.

      Management believes that PlayStar will have sufficient funds to commence and conduct its operations for at least the next 12 months, excluding any revenues generated from the operations of Antigua Casino.

PlayStar Limited

      PlayStar Limited's initial efforts for its first twelve months centered on the purchase of on-line gaming and financial transaction processing software. During this period, PlayStar Limited developed its software games and system test site. PlayStar Limited's casino management system recently entered the final stages of development, and PlayStar Limited has begun beta testing of the system. PlayStar Limited intends to license its gaming technology to Antigua Casino which will then operate the electronic casino.

Antigua Casino

      In December 1997, PlayStar Limited, on behalf of Antigua Casino, applied to the government of Antigua for an electronic casino gaming license. On January 28, 1998, the Antigua government granted approval for the issuance of the license to Antigua Casino. Although Antigua Casino has established its operations base, it has not yet commenced operations. Management anticipates that Antigua Casino will begin operation of its Internet casino immediately following the consummation of the Reorganization.

      The launch of the on-line casino will be a critical factor for Antigua Casino's success. Accordingly, PlayStar's management plans to announce the opening of the casino through selected world media, press conferences and an advertising campaign. Management is currently negotiating with an established marketing communications firm and media buying company to oversee Antigua Casino's promotional efforts and advertising needs.

      During the next twelve months, Antigua Casino intends to acquire and lease computer and telecommunications equipment to facilitate its computer operations center. The estimated cost of this equipment will be approximately $1,200,000. Dreamplay has bought approximately $300,000 worth of hardware/software, which it will provide to Antigua Casino and install into the casino as part of its agreement with PlayStar Limited.

      Finally, since Antigua Casino's revenues depend on customer gaming activities, PlayStar's management will endeavor to develop a loyal customer base. Antigua Casino marketing will be directed to establish PlayStar and its PlayStar-brand products as the mark of integrity, quality and innovation in both the Internet gaming and interactive entertainment markets. Ultimately, PlayStar's management foresees that such efforts will establish the "PlayStar" name as a premier brand in on-line gaming.

Year 2000 Compliance

      PlayStar uses a significant number of computer software programs and operating systems in its internal operations. PlayStar has initiated a review of its computer hardware and software to ensure that its computer-related applications will not fail or create erroneous results as a result of the use of two digits in various program date fields (the "Year 2000 issue"). PlayStar's cost of addressing the Year 2000 issue is not expected to be material. While the consequences of an incomplete or untimely resolution of the Year 2000 issue could be expected to have a negative effect on the future financial results of PlayStar, PlayStar expects that its Year 2000 issues will be satisfactorily resolved well before the year 2000. Certain of PlayStar's major suppliers have informed PlayStar that such suppliers do not anticipate problems in business operations due to Year 2000 issues. PlayStar is currently unable to determine the extent to which Year 2000 issues will affect its other suppliers, or the extent to which it would be vulnerable to the suppliers' failure to remediate any of their Year 2000 issues.

New Accounting Pronouncements

      In March 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." This Statement establishes standards for computing and presenting earnings per share ("EPS") and applies to all entities with publicly-held common shares or potential common shares. This Statement replaces the presentation of primary EPS and fully-diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding for the period. Similar to fully diluted EPS, diluted EPS reflects the potential dilution of securities that could share in the earnings. The Statement is effective for PlayStar's financial statements for the quarter ending December 31, 1997. The adoption of this Statement did not have a material effect on PlayStar's reported EPS amounts.

      In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. This Statement establishes standards for reporting and display of comprehensive income and its components in financial statements. The Statement is effective for PlayStar's financial statements for the year ending June 30, 1999. The adoption of this Statement will not have a material effect on PlayStar's financial statements.

      In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which is effective for fiscal years beginning after December 15, 1997. This Statement establishes standards for the way a public business enterprise reports certain information about operating segments, and discloses enterprise-wide information about its products and services, activities in different geographic areas, and its reliance on major customers. The Statement is effective for PlayStar's financial statements for the year ending June 30, 1999. The adoption of this Statement will not have a material effect on PlayStar's financial statements.


                      DESCRIPTION OF BUSINESS

Introduction

      Following the Effective Time of the Reorganization, PlayStar Antigua will conduct the business previously carried on by PlayStar Delaware. Except for PlayStar Antigua's domicile, the activities of PlayStar Antigua will be identical to that of PlayStar Delaware prior to the Effective Time. Accordingly, references in the discussion of the business of PlayStar include the operations of PlayStar Delaware and PlayStar Antigua.

Description of Business of PlayStar

      PlayStar

      PlayStar Delaware, through the Subsidiaries, PlayStar Limited and Antigua Casino, intends to operate, promote and commercialize interactive, software-based games of chance which will be offered as an on-line service accessible world-wide on the Internet. PlayStar Delaware was incorporated in the State of Delaware on October 3, 1996 under the name Global Games Corporation. On October 9, 1996, PlayStar Delaware acquired all of the issued and outstanding shares of common stock of PlayStar Limited, incorporated on October 9, 1996.

      PlayStar Limited and Antigua Casino

      PlayStar Limited has purchased and intends to license, promote and commercialize an on-line casino system offering casino operators interactive, software-based games of chance accessible world-wide through the Internet. These products are being tested at www.antigua.org.

      Antigua Casino's Articles of Incorporation enable it to operate an Internet-based casino. Using the technology developed by PlayStar Limited and licensed to it, Antigua Casino's casino service will allow patrons to play interactive games in real time either in "free" mode or in "live" mode. In "live" mode, patrons will wager with real money in various forms, including electronic money or "e-cash," credit cards, wire-transfers, money-orders and personal account debits. Antigua Casino will initially offer a selection of casino-style games, including, but not limited to, blackjack, draw poker, baccarat, roulette and three different slot machines.

      In December 1997, PlayStar Limited, on behalf of Antigua Casino, applied to the government of Antigua for an electronic casino gaming license. On January 28, 1998, the Antigua government granted approval for the issuance of the license to Antigua Casino. Although Antigua Casino has established its operations base, it has not yet commenced operations. Management anticipates that Antigua Casino will begin operation of its Internet casino immediately following the consummation of the Reorganization.

      PlayStar Limited's games are designed to be entertaining and captivating. Moreover, the games have been adapted to the idiosyncrasies of the Internet. For example, at times, due to "noise" on telephone lines or other unpredictable technical glitches, connections between computers may terminate. To respond to such problems, PlayStar Limited's software keeps track of the precise status of the game. If a game is interrupted, the patron needs only to return to the casino website and the game will be restored to the moment the disconnection occurred.

      PlayStar Limited began testing its games on March 31, 1997. PlayStar Limited's client/server systems have performed as expected during this testing, and PlayStar Limited believes that its systems require only minor improvements. The number of visitors to the casino site and the total amount "wagered" during the testing period, however, has greatly exceeded PlayStar's expectations. From the beginning of the test period until April 30, 1998, over three million games were played and over $80 million of test currency was wagered. During this period, over 4,000 visitors registered for the system test and final beta programs. These visitors have provided Antigua Casino with valuable comments and feedback, which have been incorporated by PlayStar Limited to improve Antigua Casino's products. Antigua Casino's casino site continues to attract new visitors and receives approximately 1.5 million hits per month. The historical data from beta testing summarized above may not accurately indicate future results when Antigua Casino's gaming services are played in live mode and actual money is wagered.

      Antigua Casino does not plan to require patrons to maintain a minimum account balance or place any restrictions on amounts accumulated through winnings. Antigua Casino does plan, however, to establish a maximum bet limit for new customers. Antigua Casino may, at its discretion, grant custom wagering and account options to its regular customers based upon their established profiles. At the present time, Antigua Casino does not intend to extend credit services to its patrons. In addition to the foregoing, management has agreed to adhere to the Code of Conduct of the Interactive Gaming Council ("IGC"), a gaming industry organization of which PlayStar is a member. Among other things, the Code of Conduct requires IGC members to post loss limits and to provide referrals and direct access to help and counseling organizations as a means to identify and curtail compulsive gambling. Moreover, Antigua Casino's managers may suspend a patron's account activity at any time if they suspect or observe compulsive gambling behavior. Notwithstanding these procedures, however, there can be no assurance that Antigua Casino will be able to successfully identify or curtail compulsive gambling by its patrons.

      Antigua Casino intends to attract patrons to its service by providing quality content through innovative use of animation and graphic design. The Antigua Casino website has been designed with simplicity and effectiveness in mind. Patrons are able to browse the website and try any game in "free" mode. When a patron decides to open an account, Antigua Casino will process certain billing information, including the patron's name, address and credit card or other payment information. Once an account is open, patrons may elect to play any of Antigua Casino games in "live" mode and wager against the patrons' accounts. Antigua Casino will also allow patrons to review their accounts and cash-out at any time.

      Antigua Casino intends to accept several forms of payment to process customer financial transactions, including e-cash, credit cards, wire-transfers, money-orders and personal account debits. Antigua Casino will license certain software which will permit Antigua Casino to authenticate and process credit card and other financial transactions which occur over the Internet. Antigua Casino intends to work closely with international banking institutions that have experience providing electronic and Internet payment clearing services. Antigua Casino is also currently negotiating with several banks to establish check, wire transfer and third-party funds transfer services.

Customers and Marketing

      Antigua Casino's target market is individuals located throughout the world who are current Internet users and at least 18 years of age. According to the Internet Society, there are currently 60 to 80 million such people world-wide who regularly access the Internet. Moreover, Internet use is expected to grow by as much as 80% each year.

      Antigua Casino plans to protect all customer data and information with high-level security systems and password encryption software. Patrons will be issued both an account identification number and a PIN number. Any wagering or patron functions, such as an account review or a cash-out, will require the correct identification numbers. Antigua Casino will not require identification numbers to browse its website or play games in "free" mode.

      In order to create an awareness of Antigua Casino's existence among individuals in the target market, Antigua Casino intends to focus its marketing efforts primarily on traditional media advertising, public relations programs, on-line promotions, business development, third-party relationships and social programs. While Antigua Casino is not currently conducting any marketing programs, Antigua Casino is preparing a detailed marketing and advertising plan which will commence upon the launch of the on-line casino. To ensure the creation of an effective advertising program, Antigua Casino is currently negotiating with an established marketing communications firm and a media buying company to oversee Antigua Casino's promotional efforts and advertising needs. Antigua Casino expects to expend approximately $1.5 million this year and approximately $4.0 million next year on marketing activities. Such expenditures for marketing activities will commence only upon consummation of the Reorganization.

      Antigua Casino does not currently intend to limit its marketing and advertising program to particular jurisdictions. However, Antigua Casino may exclude the United States or any other jurisdiction from its promotional efforts if such efforts or activities are determined to be prohibited by applicable law. See "Regulation."

Research and Development

     Since PlayStar Delaware's inception in October 1996, the Subsidiaries have expended approximately $1,800,000 on research and development activities. Effective April 1, 1998, PlayStar Limited and Dreamplay entered into an agreement (the "Dreamplay Agreement") pursuant to which PlayStar Limited retained Dreamplay to provide PlayStar Limited's gaming software. Pursuant to the terms of the Dreamplay Agreement, Dreamplay has assigned to PlayStar Limited all right, title and interest in the software designed and developed for PlayStar Limited. To date, PlayStar Limited has paid Dreamplay approximately $910,000 for the provision and installation of gaming software.

      PlayStar Limited intends to continue the development of additional casino games, including, but not limited to, Caribbean poker, pai gow, sic bo, craps and two-up. Additionally, PlayStar Limited believes that other games, more interactive in nature, will become highly popular in the gaming community in the future.

Employees

      PlayStar currently has two full-time employees who serve as PlayStar Delaware's President and its Chairman, Chief Executive Officer, Treasurer and Secretary, respectively. From time to time, PlayStar also retains consultants and consulting firms which provide PlayStar Delaware with certain expertise in financing, developing, marketing and software and telecommunications technologies.

Properties

      Antigua Casino occupies approximately 1,200 square feet on the top floor of the Dollar Building, Nevis Street, St. John's, Antigua pursuant to a lease which expires on March 31, 1999. The monthly payments under the lease are approximately $1,480. Antigua Casino has committed to revise its lease to secure an additional 2,500 square feet commencing July 1, 1998. Management anticipates that the amended lease will expire on March 31, 2001. Except for the foregoing, neither PlayStar Delaware nor the Subsidiaries presently own or lease any property or real estate.

Competition

      A significant number of companies, organizations and individuals are currently offering or purporting to offer casino gambling services on the Internet similar to those of Antigua Casino. PlayStar's primary competition includes, but is not limited to, CryptoLogic Inc., Venturetech Inc., Internet Casinos Ltd., Interactive Gaming and Communications Corp. (formerly Sports International - USA), Wager Net Inc., Casinos of the South Pacific, World Wide Web Casinos and Virtual Vegas. PlayStar is aware of several firms currently accepting wagers on various sporting events with financial transactions being administered from off-shore accounts. Additionally, several organizations currently offer lottery tickets for sale on the Internet for international lotteries.

      Most Internet markets, including the gaming segment, are relatively accessible to a wide number of entities and individuals. PlayStar believes, however, that there are certain market barriers facing potential providers, including technology, commerce, regulation, management and reputation. First, providers must utilize sophisticated systems to manage casino operations, process financial transactions, encrypt information and provide an attractive user interface. Providers must also develop relationships with financial institutions to process gaming transactions. Additionally, providers should obtain a casino license from an established regulatory agency before offering Internet gaming services to the public. Providers must also assemble a team of software, hardware, telecommunications, marketing, management and gaming specialists to develop the casino's operations. Finally, due to the sensitive nature of the casino business, providers must develop and maintain an impeccable reputation in order to attract and retain customers.

Patents, Copyrights and Trade Secrets

      As of the date hereof, neither PlayStar nor either of its Subsidiaries owns or otherwise controls any registered patents, copyrights or trademarks. PlayStar and the Subsidiaries will attempt to protect their proprietary technology by relying on trade secret laws and non-disclosure and confidentiality agreements with their employees and consultants who have access to their proprietary technology.

Regulation

      Proposed  Internet  Gambling   Prohibition  Act  (Kyl  Bill);
Potential Impact of Kyl Bill

      On July 23, 1998, the Senate passed an appropriations bill containing an amendment by Senator John Kyl of Arizona, which would prohibit gaming on the Internet in the United States ("the Bill"). If enacted into law, the Bill would classify gaming over the Internet as a federal offense. Although the Bill allows certain intrastate wagering, it prohibits operation of most other Internet gaming businesses, as well as use of the Internet to place, receive or otherwise make a bet or wager. Individuals convicted of operating an Internet gaming business in the United States could be punished by up to four years in jail and a fine equal to the greater of $20,000 or the aggregate amount of bets received by the operator. Under the Bill, Internet gaming would be a federal crime even if the states in which bets are placed had legalized the practice. On February 4, 1998, the House Crime Subcommittee held a hearing to discuss issues related to Internet gaming and the House version of the Bill. The House version of the Bill would permit Internet gaming if such activities are legal in the bettor's jurisdiction and in the jurisdiction in which the server is located.

     If the Bill becomes law, it could have a significant effect on PlayStar's operations. In the near term, PlayStar anticipates that approximately 80% of its revenues will be generated from United States citizens. If the Bill passes, the Subsidiaries might be forced to cease all marketing and promotional activities in the United States to ensure that no solicitation of United States citizens occurs. Since the Bill also prohibits United States citizens from gaming on the Internet, the Subsidiaries may be expected to lose a significant portion of their customer base if the Bill becomes law.

      Licensing; Jurisdiction

      Antigua Casino must adhere to the legal requirements of each jurisdiction in which it operates or offers its services or is deemed to operate or offer its services. Management believes that Antigua Casino is one of the few Internet-based casinos to be licensed by an established, first-world casino regulatory agency. While many jurisdictions have no Internet casino licensing requirements, in January 1998, Antigua Casino was granted a license to operate its Internet casino by the Antigua government, under the "Virtual Casino Wagering and Sports Book Wagering Regulations" promulgated under Section 27 of the Antigua Free Trade and Processing Zone Act, 1994.

      The gaming industry is highly regulated in many parts of the world, including the United States, where the ownership and operation of land-based gaming facilities (i.e., not including sports wagering) of the type to be conducted by Antigua Casino have traditionally been regulated on a state-by-state basis with additional federal regulation of certain criminal activities connected to gambling. Companies engaged in gaming activities must adhere to the legal requirements of each jurisdiction in which they operate and offer their services.

      Antigua Casino currently intends to offer its services internationally, including throughout the United States. Antigua Casino does not currently intend to seek licenses to operate its Internet casino in any other jurisdiction nor does Antigua Casino intend to restrict or control access to its services based on user citizenship or location. However, the law of the Internet is not well developed and there can be no assurance that a jurisdiction in which the user is located will not successfully assert jurisdiction over the gaming activities of Antigua Casino. This may be an issue in the United States (discussed further below) as well as in the other jurisdictions in which Antigua Casino customers are domiciled. In the event that it is determined that Antigua Casino is subject to the laws of jurisdictions other than Antigua, Antigua Casino would have to obtain a license in order to offer its gaming services to customers within these jurisdictions. There can be no assurance that any such licenses could be obtained. Moreover, if it is determined that Antigua Casino is operating gaming operations in a jurisdiction without a license, Antigua Casino and its officers and directors may become subject to criminal and civil penalties imposed by such jurisdiction for violating its laws. The occurrence of any of these events could have a material adverse effect on the business of PlayStar and, if many jurisdictions were successful in asserting jurisdiction over Antigua Casino, Antigua Casino could be forced to cease all gaming operations.

      A number of United States federal and state statutes could be construed to prohibit gaming through use of the Internet. All 50 states currently have statutes or regulations restricting or even prohibiting gambling activities. In most states it is illegal for anyone operating a gambling business either to accept or make a wager, with certain state-by-state statutory exceptions. The Attorneys General for at least three states, Florida, Minnesota and Texas, have issued either formal opinions or warnings that certain Internet gaming activities are illegal in those states. The Attorney General for the state of Wisconsin has also taken action against Internet gaming companies.

      In addition, the Federal Interstate Wire Act contains provisions which may make it a crime for anyone in the business of gambling to use an interstate or international telephone line to transmit information in the placing of bets, unless the betting is legal in the jurisdictions from which and into which the transmission is made. Other federal laws impacting gaming activities include the Interstate Wagering Paraphernalia Act, the Travel Act and the Organized Crime Control Act. As discussed below, in March, 1998, the United States Attorney for the Southern District of New York filed several criminal complaints against the owners and managers of six Internet sports betting companies headquartered in the Caribbean or Central America. Those cases are the first federal prosecutions of sports betting over the Internet. PlayStar believes the conduct at issue in those cases differs from its proposed business which involves casino gaming, not sports betting. Moreover, unlike the defendants in the sports betting complaints, PlayStar does not plan to maintain marketing offices in the United States or mail promotional literature from locations in the United States.

      A risk exists, however, that federal or state authorities may view PlayStar as having violated gaming regulations. Those authorities could initiate civil or criminal proceedings against PlayStar and/or its employees. The results of such proceedings could include substantial litigation expense, fines, incarceration of company executives, diversion of the attention of key company employees, disqualification of PlayStar for licensure in the United States, and injunctions or other prohibitions preventing PlayStar from engaging in its anticipated business activities.

      It is uncertain whether the fact that Antigua Casino's on-line gaming business is legal in Antigua would insulate PlayStar from either civil or criminal liability under state or federal statutes regulating gambling. Courts considering whether to exercise personal jurisdiction over a business operating through the Internet have exercised jurisdiction over defendants who make a conscious choice to conduct business with the residents of a foreign state. For example, certain entities engaged in the Internet gaming business have been the subject of criminal complaints at the state level. In September 1997, the Minnesota Court of Appeals considered a state civil consumer protection complaint and concluded that a Belize-based Internet gambling business was subject to personal jurisdiction in Minnesota because the company conducted commercial activities in the state over the Internet. See Minnesota v. Granite Gate Resorts, Inc., 568 N.W.2d 715 (1997), aff'd, 576 N.W.2d 747 (Minn. 1998).
In March 1998, the United States District Court for the Western District of Texas concluded that a California casino that maintained a website was subject to jurisdiction in Texas since the site was available in Texas and the casino accepted business from Texas residents. See Thompson v. Handa-Lopez, Inc., 1998 WL 142300 (W.D. Tex. Mar. 28, 1998).

     Further, various regulatory and legislative agencies are conducting studies of interstate and interactive wagering, including the National Gambling Impact Study Commission. No assurance can be given that new legislation will not be adopted which limits, impedes or prohibits either the activities in which Antigua Casino proposes to engage with respect to actual wagering or the type of activities associated with such wagering. Any change in either the substance or the enforcement of the applicable rules and regulations in these areas could have a material adverse affect on PlayStar's business and prospects. Certain legislation is currently being considered in Congress (see discussion of the Kyl Bill above) and individual states in this regard.

      Prohibition on Wagering Services

      In the future, Antigua Casino may seek to offer (in addition to gaming services) wagering services on sporting and/or other events. However, Antigua Casino does not intend to offer wagering services at least until the applicable legal and regulatory environment is clarified, if at all. The use of the Internet for such wagering services may violate the United States federal wire statute. Due to the relatively recent existence of wagering over the Internet, the laws dealing with this application are not well developed. However, on March 4, 1998, the United States Attorney for the Southern District of New York indicted 14 owners and managers of six Internet sports wagering companies headquartered in the Caribbean and Central America. Additional similar indictments have since been issued. These individuals, all of whom are citizens of the United States, were charged with conspiracy to transmit bets and wagers on sporting events via the Internet in violation of the Federal wire statute. The indictments were made in spite of the fact that the companies operated by the defendants were licensed to conduct wagering operations, including one which was licensed by the Government of Antigua.

Legal Proceedings

      Neither PlayStar nor the Subsidiaries are parties to any pending legal proceedings.

                       THE REORGANIZATION

General

      PlayStar Delaware has approved a corporate reorganization (the "Reorganization") pursuant to which PlayStar Delaware will become an Antigua corporation. It is proposed that the Reorganization be effected pursuant to the Merger Agreement and the Application for Certificate of Transfer. After the consummation of the Reorganization, PlayStar Antigua will continue to conduct the business in which PlayStar Delaware is now engaged. The relative voting rights of PlayStar Antigua will not change as a result of the Reorganization. See "Description of PlayStar Antigua Capital Stock --Voting and Other Rights" and "Comparison of Stockholder Rights".

Background and Reasons for the Reorganization

      International activities of PlayStar's Subsidiaries will be a significant part of PlayStar's business activities. PlayStar income is expected to be primarily derived from activities outside of the United States.

      The Board of Directors of PlayStar Delaware believes that the establishment of an Antigua holding company for PlayStar and the Subsidiaries will allow PlayStar to organize its international business activities to benefit from more favorable business, tax and financing environments than would be available to it if the parent corporation were a United States corporation. Accordingly, PlayStar Delaware believes the Reorganization should have a favorable impact on the conduct of PlayStar's future business operations. In particular, PlayStar has approved the Reorganization for the following reasons:

           (i) The creation of an Antigua parent corporation will reduce corporate income taxes because, unlike the United States tax system which imposes corporate income tax on the worldwide income of United States corporations, Antigua imposes no corporate income taxes on the income of an Antigua IBC. Income taxes will therefore be reduced to the extent operations are conducted after the Reorganization by PlayStar Antigua or its Subsidiaries.

           (ii) The change of domicile may have a favorable effect on PlayStar's ability to sell assets or raise additional capital in the future. The United States Internal Revenue Code (the "Code") currently provides for the payment of certain estate taxes in respect of the value of shares in a United States corporation owned by a non-United States investor. In addition, the distributions with respect to stock in a United States corporation to non-resident aliens could be subject to certain withholding taxes under the Code. The Code currently does not generally provide for withholding taxes on distributions to non-resident aliens in respect of stock of a non-United States corporation.

           (iii)A holding company structure in the form proposed by the Reorganization will provide greater management flexibility and control, as well as a more suitable corporate structure for expansion of PlayStar's current business and future acquisitions and diversification opportunities. PlayStar currently has no plans for specific acquisitions or to diversity its business from the business it is currently conducting.

           (iv) As a result of the proposed legislation in Congress which would subject Internet gaming activities to United States Federal law and the existence of different regulatory schemes of the various states which currently regulate gaming activity in the United States, PlayStar faces legal impediments to conducting its proposed activities within the United States. An Antigua domiciled corporation provides a clearer, more favorable, regulatory environment for PlayStar's business operations.

      The Reorganization structure contemplates that PlayStar Delaware will first become a Wyoming corporation before becoming an Antigua corporation. PlayStar structured the Reorganization to include the merger of PlayStar Delaware with and into PlayStar Wyoming because Wyoming law provides for a continuation procedure effective upon the consent of a supermajority of corporate shareholders. In contrast, Delaware law requires the unanimous consent of stockholders to consummate an offshore reincorporation. In light of the foregoing, PlayStar determined that the proposed Reorganization structure would allow PlayStar to achieve the benefits discussed above without the logistical hardship of obtaining unanimous stockholder approval.


 THE MERGER AGREEMENT AND APPLICATION FOR CERTIFICATE OF TRANSFER

General

      It is proposed that the Reorganization be effected pursuant to the Merger Agreement and the Application for Certificate of Transfer. Pursuant to the Merger Agreement and the Application for Certificate of Transfer:

           (i) PlayStar Delaware will be merged with and into PlayStar Wyoming, with PlayStar Wyoming being the surviving corporation. PlayStar Wyoming will then file the Application for Certificate of Transfer with the Secretary of State of the State of Wyoming. A Certificate of Transfer will be issued by the Secretary of State of the State of Wyoming, and the Articles of Continuance and a Certificate of Continuance will be issued by the Director of International Business Corporations, Antigua, which will result in PlayStar Wyoming becoming an Antigua corporation pursuant to a continuation procedure under Antigua and Wyoming law.

           (ii) The outstanding shares of PlayStar Delaware Common Stock will be automatically converted into a number of shares of common stock of PlayStar Wyoming equal to the number of shares of PlayStar Delaware's Common Stock outstanding immediately prior to the Effective Time of the Merger.

           (iii)Each outstanding share of common stock of PlayStar Wyoming will be automatically converted into one Ordinary Share of PlayStar Antigua upon the filing of the Articles of Continuance and the obtaining of a Certificate of Continuance from the Director of International Business Corporations, Antigua.

      As a result of the foregoing, upon effectiveness of the Merger and the Certificate of Continuance, PlayStar Delaware and PlayStar Wyoming will cease to exist as such, and all the Ordinary Shares of PlayStar Antigua outstanding immediately after the Reorganization will be owned share for share by former holders of PlayStar Delaware Common Stock.

      The certificate of incorporation of PlayStar Wyoming shall be the Certificate of Incorporation of the surviving corporation of the Merger and, upon the issuance of the Certificate of Transfer by the Secretary of State of the State of Wyoming and the obtaining of the Articles of Continuance and a
Certificate of Continuance from the Director of International Business Corporations, Antigua, the Articles of Incorporation of PlayStar Wyoming shall be the Articles of Continuance of PlayStar Antigua.

Amendment/Termination

      PlayStar Delaware and PlayStar Wyoming, by action of their respective Boards of Directors, may amend, modify or supplement the Merger Agreement or the Application for Certificate of Transfer at any time; provided that no amendment, modification or supplement may be made or effected that by law requires further approval by such stockholders without the further approval of such stockholders.

      The Merger Agreement provides that it may be terminated, and the Reorganization abandoned, at any time, by action of the Board of Directors of PlayStar Delaware or PlayStar Wyoming.

Effective Time

     If the Merger Agreement is not terminated, the Reorganization will become effective (the "Effective Time") at the close of business on the date that an appropriate certificate of merger is filed with the Delaware Secretary of State and the Wyoming Secretary of State as required by Delaware and Wyoming law or at such later time as is specified in such certificate of merger; and the date that the Certificate of Transfer has been issued by the Secretary of State of the State of Wyoming and the Articles of Continuance and the Certificate of Continuance have been obtained from the Director of International Business Corporations, Antigua, as required by Wyoming and Antigua law. PlayStar Delaware anticipates that the Reorganization will become effective on or about September 4, 1998.

      Immediately following the Effective Time of the Reorganization, PlayStar Antigua will have the same subsidiaries and affiliates and the same directors and executive officers as PlayStar Delaware had immediately prior to such date.

Exchange of Share Certificates

      Immediately following the Effective Time of the Reorganization, the stockholders of PlayStar Delaware immediately prior to the Effective Time will automatically become the owners of PlayStar Antigua's Ordinary Shares and, as of the Effective Time, will cease to be owners of PlayStar Delaware Common Stock. Stock certificates representing PlayStar Delaware Common Stock will, at the Effective Time automatically represent Ordinary Shares. Holders of PlayStar Delaware Common Stock will not be required to exchange their stock certificates as a result of the Reorganization. Should a stockholder desire to sell some or all of his Ordinary Shares after the Effective Time, delivery of the stock certificate or certificates which previously represented shares of PlayStar Delaware Common Stock will be sufficient.

      Following the Reorganization, certificates bearing the name of PlayStar Antigua will be issued in the normal course upon surrender for transfer or exchange of outstanding certificates representing PlayStar Delaware Common Stock. If any stockholder surrenders a certificate representing shares of PlayStar Delaware Common Stock for exchange or transfer and the new certificate to be issued is to be issued in a name other than that appearing on the surrendered certificate theretofore representing the PlayStar Delaware Common Stock, it will be a condition to such exchange or transfer that the surrendered certificate be properly endorsed and otherwise be in proper form for transfer.

Stock Option Plan

      Pursuant to PlayStar Delaware's 1996 Stock Option Plan, such Plan will become a stock option plan of PlayStar Wyoming upon the Merger, and of PlayStar Antigua upon the continuance, and each stock option of PlayStar Delaware issued prior to the Merger will become on stock option of PlayStar Wyoming upon the Merger and of PlayStar Antigua upon the continuance.

Stock Listing

      Although PlayStar Delaware's shares are listed on the OTCBB, there is currently no established public trading market for the Ordinary Shares. Immediately following the Reorganization, management believes that the Ordinary Shares will be listed on the OTCBB under the symbol "PSCKF", a symbol which is substantially similar to that under which the PlayStar Delaware Common Stock is currently listed.

Accounting Treatment of the Reorganization

      The creation of PlayStar Antigua upon the continuation of PlayStar Wyoming into Antigua in connection with the Reorganization will be accounted for as a combination of entities under common control (as if it were a pooling of interests).


                    CERTAIN TAX CONSIDERATIONS

United States Federal Income Tax Consequences

      The following summary is based upon an opinion rendered by Baker & McKenzie, special United States federal income tax counsel to PlayStar, regarding the material United States federal income tax consequences generally applicable to holders of PlayStar Delaware Common Stock as a result of the Reorganization and of the ownership and disposition of PlayStar Antigua Ordinary Shares, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to participate in the Reorganization or to own or dispose of Ordinary Shares. In particular, this summary of United States federal income tax matters deals only with holders who will hold shares as capital assets and does not address the tax treatment of the Reorganization or of the ownership and disposition of the Ordinary Shares under applicable State or local tax laws or the laws of any jurisdiction other than the United States. In addition, this summary does not address special federal income tax situations, such as rules applicable to holders who are securities dealers, financial institutions, insurance companies, or tax exempt organizations; who are holding shares as part of a hedging or larger integrated financial or conversion transaction; who are citizens or residents of a possession or territory of the United States; who are United States holders (as defined below) with a currency other than the U.S. dollar as their functional currency; who are holding shares pursuant to certain retirement plans; or who are holding shares pursuant to the exercise of an employee stock option or otherwise as compensation.

      This summary is based upon the federal income tax laws of the United States as in effect on the date hereof, including the United States Internal Revenue Code of 1986, as amended (the "Code"), which are subject to change, possibly with retroactive effect. In delivering its opinion, special United States federal income tax counsel has received and relied upon certain representations from PlayStar, and certain other information, data, documentation and other materials as special United States federal income tax counsel deems necessary. There are no regulations, published rulings or judicial decisions directly on point with respect to certain aspects of the Reorganization and the securities to be issued pursuant thereto, or to certain aspects of the continuing business operations of PlayStar. Accordingly, special United States federal income tax counsel is unable to reach an unqualified conclusion on certain matters as indicated below. An opinion of tax counsel is not binding upon either the United States Internal Revenue Service (the "IRS") or the courts. Stockholders of PlayStar should note that no rulings have been or are expected to be sought from the IRS with respect to any of the United States federal income tax considerations discussed below, and no assurance can be given that the IRS or ultimately the courts will not take contrary positions.

      Stockholders should consult their own tax advisers as to the United States federal income tax consequences of the Reorganization, of the continuing business operations of PlayStar and of the ownership and disposition of PlayStar Antigua Ordinary Shares, in addition to the effect of any State or local tax laws or the laws of any jurisdiction other than the United States. It is particularly important for exchanging stockholders who are United States holders (as defined below) who directly, indirectly or by attribution own 10% or more of the outstanding stock of PlayStar Delaware at the Effective Time of the Reorganization to consult their own tax advisors as to the United States federal income tax consequences of the Reorganization. Moreover, all stockholders who are United States holders should consult their own tax advisers as to the rules summarized below with respect to passive foreign investment companies.

Definition of United States Holder

      As used herein, a "United States holder" means a beneficial owner of PlayStar Delaware Common Stock or PlayStar Antigua Ordinary Shares, as applicable, who is a United States person. A "United States person," in turn, means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any State thereof (unless, in the case of a partnership, future Treasury regulations presently authorized under the Code otherwise provide), or an estate or trust, the income of which is subject to United States federal income tax regardless of its source. A "resident" of the United States includes an individual that (i) is lawfully admitted for permanent residence in the United States, (ii) is present in the United States for 183 days or more during a calendar year; or (iii)(a) is present in the United States for 31 days or more during a calendar year, (b) is present in the United States for an aggregate of 183 days or more, on a weighted basis, over a 3-year period ending in such calendar year, and (c) does not have a closer connection to a "tax home" that is located outside the United States.

The Reorganization of PlayStar

      Prior to the Reorganization, PlayStar Delaware will own 100% of the outstanding shares of PlayStar Limited, a Channel Islands company. PlayStar Limited, in turn, will own 100% of the outstanding shares of Antigua Casino & Sportsbook Limited, an Antigua company ("Antigua Casino"). (See "Business of PlayStar"). For United States federal income tax purposes, each of PlayStar Limited and Antigua Casino has elected to be treated as a pass-through entity for United States federal income tax purposes. Thus, for all United States federal income tax purposes, the existence of PlayStar Limited or Antigua Casino as a separate corporation will be disregarded. For United States federal income tax purposes, PlayStar Delaware will be deemed to be the direct owner of the assets (including the intangible assets) held by PlayStar Limited or Antigua Casino, and PlayStar Delaware will be deemed to conduct the business operations conducted by PlayStar Limited or Antigua Casino.

      Receipt of Ordinary Shares

      The merger of PlayStar Delaware into PlayStar Wyoming and the immediately subsequent continuation of PlayStar Wyoming to Antigua, to become PlayStar Antigua, should be characterized for United States federal income tax purposes as one or two reorganizations described under Section 368(a)(1)(F) of the Code (an "F" reorganization), i.e., a mere change in the place of organization of one corporation, PlayStar. Generally, an "F" reorganization is a nontaxable transaction to all persons. However, because PlayStar will change its place of organization to a jurisdiction outside of the United States, the "F" reorganization potentially could give rise to United States federal income tax under Section 367 of the Code.

      Pursuant to Section 367(a) of the Code, the temporary Treasury regulations promulgated thereunder and IRS public pronouncements, the "F" reorganization of PlayStar should be recharacterized as three separate transactions for purposes of Section 367 of the Code, namely: (i) a transfer by PlayStar Delaware of all of its assets (including the assets of PlayStar Delaware held through PlayStar Limited and Antigua Casino) to PlayStar Antigua in exchange for Ordinary Shares of PlayStar Antigua, (ii) a distribution of the PlayStar Antigua Ordinary Shares by PlayStar Delaware, and (iii) an exchange by the stockholders of PlayStar Delaware of their PlayStar Delaware Common Stock for the PlayStar Antigua Ordinary Shares. In addition, upon the establishment of PlayStar Antigua, PlayStar's taxable year for United States federal income tax purposes will close, and a new taxable year will commence at the Effective Time of the Reorganization.

      In accordance with Sections 354 and 367 of the Code, for transaction (iii) of the recharacterized "F" reorganization, both the United States and non-United States stockholders of PlayStar should not recognize any gain or loss on the exchange of their PlayStar Delaware Common Stock for PlayStar Antigua Ordinary Shares. Consequently, for United States federal income tax purposes, the exchanging stockholders' respective adjusted tax bases in, and holding periods for, the Common Stock of PlayStar Delaware prior to the Reorganization should carry over and become their respective adjusted tax bases in, and holding periods for, the Ordinary Shares received in the Reorganization.

      Notwithstanding the nontaxable nature of the exchange of PlayStar Delaware Common Stock for PlayStar Antigua Ordinary Shares, exchanging stockholders who are United States persons that directly, indirectly or by attribution own 10% or more of the outstanding stock of PlayStar Delaware at the Effective Time of the Reorganization (a "10%-or-greater U.S. stockholder") could be subject to materially adverse United States federal income tax consequences as a result of the Reorganization. In accordance with Section 367(d) of the Code and temporary Treasury regulations thereunder, as a result of the deemed transfer of intangible assets by PlayStar Delaware to PlayStar Antigua and PlayStar
Delaware's subsequent distribution of PlayStar Antigua Ordinary Shares as part of transactions (i) and (ii) of the recharacterized "F" reorganization described in the second preceding paragraph, a 10%-or-greater U.S. stockholder would be required to recognize, subsequent to the Reorganization, deemed royalty income from PlayStar Antigua. The amount of deemed royalty income to be taken into account by a 10%-or-greater U.S. stockholder for a taxable year would be an amount determined to be "commensurate" with the income derived by PlayStar Antigua for that year from the use of the ratable portion of the transferred intangible assets of PlayStar Delaware (including the transferred intangible assets of PlayStar Delaware held through PlayStar Limited and Antigua Casino) that was attributable to the 10%-or-greater U.S. stockholder's interest in PlayStar Delaware immediately prior to the Reorganization. Such deemed royalty income would be ordinary income, and would be taken into account annually over the remaining useful life of the transferred intangible assets (not to exceed twenty years). The source of such deemed royalty income (for United States foreign tax credit limitation purposes) would be generally determined by where the intangible assets were used by PlayStar Antigua. In accordance with (and subject to the rules of) the temporary Treasury regulations under Section 367(d), a 10%-or-greater U.S. stockholder could treat subsequent dividends distributed on the PlayStar Antigua Ordinary Shares as nontaxable income to the extent of the prior deemed royalty income taken into account by the stockholder. However, because a 10%-or-greater U.S. stockholder would not receive any amount with respect to the Ordinary Shares that would be proportionally in excess of the amounts paid or distributed to the other stockholders of PlayStar Antigua, and because the deemed royalty income would be required to be taken into account for a taxable year by a 10%-or-greater U.S. stockholder regardless of the amount actually distributed as a dividend by PlayStar Antigua for such year, a 10%-or-greater U.S. stockholder could be subject to United States federal income tax on income before it was received in cash, or even on income that was never received in cash by that stockholder, as a result of the Reorganization and the 10%-or-greater U.S. stockholder's retained ownership of the Ordinary Shares of PlayStar Antigua.

      Reporting Requirements

      Pursuant to Sections 367(b) and 368 of the Code, and the Treasury regulations thereunder, a United States holder will be required to file an information return with such holder's United States federal income tax return for the taxable year that includes the Reorganization. The information return must contain a complete statement of all facts pertinent to the nonrecognition of gain or loss upon the exchange, including:

      (i) a statement of the cost or other basis of the PlayStar Delaware Common Stock transferred in the exchange,

      (ii) a statement of the fair market value of the PlayStar Antigua Ordinary Shares received in the exchange, and

      (iii)if the United States holder realized but did not recognize gain on the exchange under the Reorganization, a statement that the exchange is an exchange to which Section 367(b) of the Code potentially applies.

      PlayStar Delaware intends to provide information to each United States holder so as to enable each such holder to timely file an information return as indicated above.

The Continuing Business Operations of PlayStar

      Taxation of PlayStar Antigua

      PlayStar Antigua will be classified as a "corporation" for all United States federal income tax purposes. The Ordinary Shares will be properly characterized as equity interests in PlayStar Antigua, and PlayStar Antigua will so characterize all such shares for all United States federal income tax purposes. PlayStar Antigua's taxable year end for United States federal income tax purposes will correspond to its fiscal year end of June 30th. PlayStar Antigua intends to report as a U.S. dollar functional currency taxpayer to the extent relevant for United States federal income tax purposes.

      Subsequent to the Reorganization, PlayStar Antigua will be subject to United States federal income tax only to the extent that it derives certain United States source income or income effectively connected with the conduct of a trade or business within the United States. PlayStar Antigua intends to conduct its business operations in a manner so that it should not have any United States source income or income effectively connected with the conduct of a trade or business within the United States that would be subject to United States federal income or withholding tax.

      Although not free from doubt, under current United States federal income tax law, PlayStar Antigua's income derived from providing Internet gaming services through business operations and activities conducted outside of the United States should be characterized as non-United States source income, not subject to United States federal income tax on a gross or net income basis (provided PlayStar Antigua does not conduct its business within the United States). However, the United States federal income tax rules applicable to Internet service providers, such as PlayStar, are currently under review by the IRS and the United States Congress. Pursuant to future IRS public pronouncements and/or future United States legislation, to the extent attributable to users of PlayStar Antigua's gaming services who are located in the United States, it is possible that all or a portion of the income derived by PlayStar Antigua from the conduct of its Internet business operations would be treated as United States source income, and, therefore, potentially subject to United States federal income tax on either a gross or net income basis. This result might be possible even though PlayStar Antigua conducts its business operations entirely outside of the United States.

      Nevertheless, because PlayStar Delaware is currently subject to United States federal income tax on all of its worldwide income, regardless of the source of that income and regardless of where it conducts its business, it is anticipated that the United States federal income tax imposed on PlayStar Antigua's business income will be significantly lower subsequent to the Reorganization, notwithstanding any future IRS public pronouncements and/or future United States legislation.

      Taxation of Stockholders - United States Holders

           Taxation of Dividends

      Subject to the discussion of the passive foreign investment company rules below, a United States holder will be required to include in gross income as a dividend when received (except as otherwise described above in the context of a "10%-or-greater U.S. stockholder" - see "United States Federal Income Tax Consequences - The Reorganization of PlayStar - Receipt of Ordinary Shares" above) the gross amount of any cash or the fair market value of any property distributed by PlayStar Antigua to the extent of its current and accumulated earnings and profits as determined under United States federal income tax principles. Distributions paid in any currency other than the U.S. dollar will be translated into U.S. dollars at the spot rate on the date the dividends are received, regardless of whether the dividends are in fact converted to U.S. dollars on that date.

      A distribution by PlayStar Antigua with respect to the Ordinary Shares in excess of its current and accumulated earnings and profits, as determined under

United States federal income tax principles, will be treated as a tax-free return of basis in the Ordinary Shares to the extent of a United States holder's adjusted tax basis in such Ordinary Shares, with the balance of the distribution, if any, treated as a gain realized by the United States holder from the sale or disposition of the Ordinary Shares that is includible in gross income.

      The dividends paid by PlayStar Antigua will not be eligible for the dividends received deduction generally allowed to domestic corporations (such as PlayStar Delaware prior to the Reorganization). For purposes of the United States foreign tax credit limitation, dividends paid by PlayStar Antigua generally will constitute foreign source "passive income" (or, in the case of a holder who is a "financial services entity" as defined in regulations under the Code, "financial services income"). All non-corporate United States holders, and all United States holders that are corporations and which own less than 10% of the voting stock of PlayStar Antigua, will not be entitled to claim a foreign tax credit for any taxes paid by PlayStar Antigua or its subsidiaries.

           Taxation of Dispositions of Ordinary Shares

      A gain or loss realized and recognized by a United States holder on the sale or other disposition of an Ordinary Share will be subject to United States federal income tax on an amount equal to the difference between such United States holder's adjusted tax basis in the Ordinary Share and the amount realized on its disposition. A United States holder's adjusted tax basis in an Ordinary Share will generally be equal to the holder's adjusted tax basis in a share of PlayStar Delaware Common Stock prior to the Reorganization reduced (but not below zero) by the U.S. dollar value of any subsequent distribution by PlayStar Antigua that is treated as a tax-free return of basis.

      With the exception of gain, if any, subject to the passive foreign investment company rules as discussed below, any gain or loss recognized upon the sale or other disposition of an Ordinary Share will be either short-term capital gain or loss or, if held for more than one year, long-term capital gain or loss. As discussed above (see "United States Federal Income Tax Consequences
- The Reorganization of PlayStar - Receipt of Ordinary Shares"), a United States holder's holding period for an Ordinary Share will include the applicable holding period for the share of PlayStar Delaware Common Stock exchanged by the holder in the Reorganization. For non-corporate United States holders, the United States income tax rate applicable to a net long-term capital gain recognized for a year currently will not exceed 20 percent. For corporate United States holders, a capital gain is currently taxed at the same rate as ordinary income. The deductibility of a capital loss, however, is subject to limitations for both non-corporate and corporate United States holders.

      For purposes of the United States foreign tax credit limitation, a recognized gain arising on the disposition of an Ordinary Share will be United States source income. There is a substantial risk, however, that a recognized loss will be allocated against foreign source income by reference to the source of income received or expected to be received under the Ordinary Share.

           Passive Foreign Investment Company Rules

      Special United States federal income tax rules apply to holders of equity interests in a corporation classified as a "passive foreign investment company" ("PFIC") under the Code. A foreign corporation will constitute a PFIC for United States federal income tax purposes if 75% or more of its gross income for a taxable year were to consist of passive income (the "passive income" test), or 50% or more of its average assets held during a taxable year were to consist of passive assets (the "passive asset" test). Passive assets are defined as assets that give rise, or that reasonably could give rise during the reasonably foreseeable future, to passive income. Passive income includes (i) rent and royalty income, not including rent and royalty income derived from (a) persons other than related persons from the active conduct of a trade or business and
(b) related persons provided such amounts are properly allocable to the non-passive income of the related persons, (ii) interest, including interest on loans extended to customers, (iii) dividends from shares of stock in a corporation in which the foreign corporation directly or indirectly owns less than 25% of the value of the stock in the corporation, (iv) income equivalent to interest and (v) gains from the sale of any property that gives rise to passive income.

     Whether PlayStar Antigua constitutes a PFIC for its short taxable year commencing at the Effective Time of the Reorganization and ending on June 30, 1999, likely will depend upon (i) whether its business operations commence during the year and (ii) the classification of its income from rendering Internet gaming services for United States federal income tax purposes. With respect to the classification of PlayStar Antigua's business income, PlayStar Antigua will maintain employees and an office outside the United States that will (i) regularly perform active and substantial management and operational functions with respect to its Internet gaming business, (ii) develop and utilize sophisticated systems to manage casino operations, process financial transactions, encrypt information and provide user interfaces, and (iii) regularly market its products and services to unrelated persons. Such activity is expected to be substantial in relation to the amount of income derived from its business operations. Thus, the business income of PlayStar Antigua should be treated as income derived from the active conduct of a trade or business and, therefore, such income should not constitute "passive income" for PFIC purposes. However, it is possible that certain income derived from its Internet gaming services might be viewed by the IRS as passive income.

      The determination of whether or not PlayStar Antigua will be a PFIC will be based upon the composition of the annual income and assets of PlayStar Antigua. There is an argument that PlayStar Antigua would not be a PFIC for the taxable year ending June 30, 1999 (i.e., the first taxable year it was a "foreign corporation" for United States federal income tax purposes), regardless of its income or asset composition for the taxable year, provided PlayStar Antigua was not a PFIC for either of its next two succeeding taxable years. There can be no assurance, however, that PlayStar Antigua will not be considered a PFIC for any taxable year. If PlayStar Antigua were a PFIC for the taxable year ending June 30, 1999, or became a PFIC for any subsequent taxable year, PlayStar Antigua would continue to be a PFIC with respect to a United States holder for all subsequent taxable years unless a "qualified electing fund" ("QEF") election (as defined below) were made by such United States holder for the first taxable year in which the holder owned Ordinary Shares and for which PlayStar Antigua was a PFIC, or unless other conditions were satisfied by the United States holder. Thus, United States holders should be aware that adverse tax consequences could result from PlayStar Antigua's classification as a PFIC for any taxable year even though PlayStar Antigua might later no longer be classified as a PFIC under the passive income and passive asset tests.

      PlayStar Antigua undertakes to determine annually whether or not it is a PFIC for any taxable year, and promptly to inform stockholders who are United States persons in the event that PlayStar Antigua is determined to be a PFIC for any such year. If PlayStar Antigua becomes a PFIC in any year, PlayStar Antigua promptly will provide any information necessary for such a holder to make an election to treat PlayStar Antigua as a QEF for United States federal income tax purposes (as discussed below).

      If PlayStar Antigua becomes a PFIC, a United States holder (whether direct, indirect or by attribution) should be subject to materially adverse United States tax treatment under the "excess distribution" rule in that the holder would be subject to a deferred United States federal income tax charge to the extent that excess distributions on the Ordinary Shares, if any, are allocable to a prior taxable year in which both the United States holder (whether direct, indirect or by attribution) held the Ordinary Shares and PlayStar Antigua constituted a PFIC. In general, the deferred income tax charge would be equivalent to an interest charge (at the applicable rate imposed on underpayments of United States federal income tax) on the United States federal income tax that was imposed on the portion of the excess distribution allocable to a prior taxable year. For purposes of the PFIC rules, the term "excess distribution" generally means that portion of the total annual distributions by PlayStar Antigua that exceeds 125% of the average annual amount distributed during the three preceding years (or such shorter period as the United States holder may have held the Ordinary Shares). In addition, the full amount of any gain recognized on a disposition or deemed disposition (including a liquidation, a redemption that is treated as an exchange, a pledge, or a transaction that fails to qualify for tax-free treatment because the foreign corporation is a
PFIC) of Ordinary Shares by the United States holder will be treated as an excess distribution.

      If PlayStar Antigua is or becomes a PFIC, because the Ordinary Shares likely will be considered to be "marketable stock" (i.e., stock that is regularly traded on either a United States national securities exchange that is registered with the Commission or a non-United States exchange that is subsequently designated by the IRS), in lieu of the above PFIC rules applicable to "excess distributions," a United States holder (whether direct, indirect or by attribution) could make an election to recognize income or loss on the Ordinary Shares on an annual mark-to-market basis. Pursuant to such an election, the United States holder would include in income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of the taxable year over the United States holder's adjusted basis in such Ordinary Shares. A deduction would be allowed for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year, but only to the extent of any net mark-to-market gains with respect to the Ordinary Shares included by the United States holder for prior taxable years. Amounts included in income under the mark-to-market election would be treated as United States source, ordinary income for a United States holder. Any loss recognized under the election would be deductible as an ordinary loss, but there is a substantial risk that such loss would be classified as a foreign source loss for United States foreign tax credit limitation purposes. This election would apply to the taxable year for which it was made and to all subsequent taxable years, unless the Ordinary Shares cease to be "marketable" or the IRS consents to the revocation of the election.

      The potential adverse tax consequences of the above PFIC rules may be mitigated if the United States holder can and does make an election to treat PlayStar Antigua as a QEF for United States federal income tax purposes. If the United States holder made such an election, and if PlayStar Antigua complied with certain reporting requirements, the United States holder would be required to include annually in gross income its pro rata share of PlayStar Antigua's ordinary earnings (after deduction for all ordinary and necessary business expenses) and net realized capital gains, whether or not such amounts were actually distributed to the United States holder. Such deemed net income inclusions would be required only for those taxable years in which PlayStar Antigua was a PFIC under either the passive income or the passive asset test described above. In the event a QEF election were made, and any undistributed amounts previously taken into income by an electing holder were subsequently distributed, such subsequent distribution would generally not be taken into income in such subsequent year and would not be subject to a deferred United States federal income tax charge.

      In the event that PlayStar Antigua becomes a PFIC, PlayStar Antigua undertakes that it will comply with all accounting, record keeping and reporting requirements necessary for a United States holder to make an election to treat PlayStar Antigua as a QEF, and to provide promptly to each stockholder who is a United States person information reasonably requested by such person to comply with United States federal income tax reporting requirements.

      There can be no assurance that PlayStar Antigua will distribute an amount for a year equal to a United States holder's annual inclusion amount if PlayStar Antigua becomes a PFIC and a QEF election with respect to PlayStar Antigua is made by the holder. However, because PlayStar Antigua would likely be a PFIC under the passive income or passive asset test only for those taxable years prior to the commencement of its business operations (i.e., PlayStar Antigua's ongoing operating income from the conduct of an Internet gaming services business should be treated as non-passive income for United States federal income tax purposes), and because PlayStar Antigua would likely have an overall net operating loss for each of those taxable years, it is possible that a QEF election by a United States holder with respect to PlayStar Antigua would not result in material incremental United States federal income tax to the holder.


      For purposes of the PFIC rules, under certain circumstances, Ordinary Shares held by a stockholder other than a United States person may be attributed to a United States person owning an interest, directly or indirectly, in that non-United States stockholder. In such event, dividends and other transactions in respect of the Ordinary Shares held by the non-United States stockholder would be attributed to such United States person for purposes of applying the above PFIC rules. Under certain circumstances, Ordinary Shares held by a United States holder may also be attributed to another United States person owning an interest, directly or indirectly, in such United States holder.

     A United States holder must file IRS Form 8621 regarding distributions received with respect to Ordinary Shares and any gain realized on the disposition or deemed disposition of Ordinary Shares for each taxable year in which the United States holder owns Ordinary Shares and for which PlayStar Antigua is a PFIC.

      If PlayStar Antigua becomes a PFIC, ownership of Ordinary Shares by a United States holder could subject the holder to substantial, adverse United States federal income tax consequences. United States holders should consult their own tax advisers regarding whether PlayStar Antigua may become a PFIC and the potential application of the PFIC rules.

           Foreign Personal Holding Company Rules

      Special United States federal income tax rules also apply to holders of equity interests in a "foreign personal holding company" ("FPHC"). A foreign corporation will constitute a FPHC for United States federal income tax purposes if (i) five or fewer individuals who are United States persons directly, indirectly or by attribution own more than 50% of the voting power or the value of the share capital of the foreign corporation (the "FPHC stockholder test") and (ii) 50% or more (or 60% or more, in certain years) of its gross income, as specially adjusted, consists of foreign personal holding company income (defined generally to include dividends, interest, royalties, stock and securities gains, rents and certain other passive income) (the "FHPC income test").

      If the Ordinary Shares represent stock in a FPHC for any year, a United States holder generally must include in its gross income for the year its distributive share of the undistributed foreign personal holding company income of PlayStar Antigua for the year.

      Based on PlayStar Antigua's existing and anticipated future operations, PlayStar Antigua likely would trigger the FPHC income test for any taxable year prior to the commencement of its business operations. Once PlayStar Antigua commences its business operations and derives income from users of its Internet gaming services for an appreciable period of time during a taxable year, however, PlayStar Antigua expects that it will not meet the FPHC income test. Moreover, based on the current ownership of PlayStar Delaware Common Stock and the anticipated ownership of Ordinary Shares after the Reorganization, PlayStar Antigua does not expect to meet the FHPC stockholder test for any taxable year. Thus, PlayStar Antigua believes that after the Reorganization that it will not be a FPHC.

      If PlayStar Antigua becomes a FPHC, PlayStar Antigua intends promptly to notify each United States holder and to furnish to each United States holder the information that the holder would need in order to determine its share of PlayStar Antigua's undistributed foreign personal holding company income for a taxable year. Failure of a United States holder to report and pay tax on the undistributed foreign personal holding company income of PlayStar Antigua, if it becomes a FPHC, could subject the holder to substantial penalties and interest under the Code.

           Personal Holding Company Rules

      Special United States federal income tax rules also apply to holders of equity interests in a corporation classified as a "personal holding company" ("PHC") under the Code. A corporation will constitute a PHC for United States federal income tax purposes if (i) at least 60% of its adjusted ordinary gross income consists of enumerated categories of passive income, including dividends, interest, rents and royalties, but not including active business computer software royalties (the "PHC income test"), and (ii) at any time during the last half of the corporation's taxable year five or fewer individuals (regardless of whether those persons are United States persons or non-United States persons) directly, indirectly or by attribution own more than 50% of value of the outstanding stock of the corporation (the "PHC stockholder test"). However, a foreign corporation will not be a PHC for any taxable year for which it is a PFIC or FPHC (as defined above).

     PlayStar Antigua likely would trigger the PHC stockholder test because five or fewer individuals would own more than 50% of the value of the PlayStar Delaware Common Stock before the Reorganization and more than 50% of the value of the Ordinary Shares after the Reorganization. Based on PlayStar Antigua's existing and anticipated future operations, PlayStar Antigua also expects to trigger the PHC income test for any taxable year prior to the commencement of its business operations. Once PlayStar Antigua commences its business operations and derives income from users of its Internet gaming services, however, PlayStar Antigua expects that it would not meet the PHC income test.

      If PlayStar Antigua becomes a PHC for a year, PlayStar Antigua (and not the stockholders of PlayStar Antigua) will be subject to a special United States federal income tax of 39.6% on its undistributed personal holding company income derived from United States sources for such year. Because PlayStar Antigua anticipates that it will not earn any United States source income, PlayStar Antigua should not have any undistributed personal holding company income. Even if future IRS public pronouncements and/or future United States legislation characterizes a portion of its Internet services income as United States source income, such income should not be personal holding company income, and PlayStar Antigua should not be a PHC for a taxable year in which it actively conducts its Internet gaming services business.

           Controlled Foreign Corporation Rules

      Special United States federal income tax rules also apply to certain United States holders of equity interests in a corporation classified as a "controlled foreign corporation" ("CFC") under the Code. Under Section 951(a) of the Code, each "United States shareholder" of a CFC must include in its gross income for United States federal income tax purposes (i) its pro rata share of the CFC's subpart F income for such taxable year, even if the subpart F income is not distributed, and (ii) its pro rata share of the CFC's increase in earnings invested in United States property for such year. In addition, gain on the sale of stock in a CFC recognized by a United States shareholder is treated as ordinary income to the extent of the CFC's accumulated undistributed earnings and profits.

      Section 951(b) of the Code defines a United States shareholder as any United States person who directly, indirectly or by attribution owns 10% or more of the total combined voting power of all classes of stock of a foreign corporation. In general, a foreign corporation is treated as a CFC only if such United States shareholders collectively own, directly, indirectly or by attribution, more than 50% of the total combined voting power or total value of the corporation's stock.

      Based on the current ownership of PlayStar Delaware Common Stock and the anticipated ownership of Ordinary Shares after the Reorganization, PlayStar Antigua does not expect that "United States shareholders" will directly, indirectly or by attribution own more than 50% of the Ordinary Shares for any taxable year. Thus, PlayStar Antigua believes that after the Reorganization that it will not be a CFC.

      Taxation of Stockholders - Non-United States Holders

      Subject to the discussion of United States backup withholding tax below, a stockholder of Ordinary Shares other than a United States holder (a "non-United States holder") will not be subject to United States federal income or withholding tax on income derived by PlayStar Antigua, dividends paid to a stockholder by PlayStar Antigua or gains realized on the sale of Ordinary Shares, provided that (i) such income items are not effectively connected with the conduct by the non-United States holder of a trade or business within the United States, (ii) the non-United States holder is not or was not present in, or does not have or did not have a permanent establishment in, the United States, (iii) there has not been a present or former connection between the non-United States holder and the United States, including, without limitation, such non-United States holder's status as a citizen or former citizen thereof or resident or former resident thereof, and (iv) in the case of a gain from the sale or disposition of Ordinary Shares by an individual, the non-United States holder is not present in the United States for 183 days or more during the taxable year of the sale or certain other conditions are met.

      United  States  Backup   Withholding   Tax  and   Information Reporting

      Generally, a 31% "backup" withholding tax and information reporting requirements apply to dividends paid on shares of stock, and to proceeds from the sale of shares, to a noncorporate United States holder, if such a holder fails to provide a correct taxpayer identification number and other information or fails to comply with certain other requirements.

      Currently, dividends paid on Ordinary Shares by PlayStar Antigua will not be subject to United States backup withholding tax or information reporting. However, after December 31, 1999, dividends paid on Ordinary Shares to a United States holder or a non-United States holder through a United States or United States-related person (i.e., a person other than a "non-U.S. payor" or "non-U.S. middleman" as defined in Treasury regulations under the Code) will be subject to United States backup withholding tax and information reporting, unless the holder has provided the required certification of its non-United States status or has otherwise established an exemption. In addition, under currently effective Treasury regulations, the proceeds from the sale of Ordinary Shares by a United States holder or a non-United States holder through a United States or United States-related person will be subject to United States backup withholding tax and information reporting, unless the holder has provided the required certification of its non-United States status or has otherwise established an exemption.

      A United States holder can establish an exemption from the imposition of backup withholding tax by providing a duly completed IRS Form W-9 to the holder's broker or paying agent, reporting the holder's taxpayer identification number (which for an individual will be his or her social security number), or by otherwise establishing its corporate or exempt status. A non-United States holder can establish an exemption from the imposition of backup withholding tax and information reporting by providing a duly completed IRS Form W-8 to the holder's broker or paying agent or by otherwise establishing the holder's non-United States status.

      Any amounts withheld under the backup withholding tax rules from a payment to a holder will be allowed as a refund or a credit against such holder's United States federal income tax, provided that the required information is furnished to the IRS.

Antigua Tax Consequences

      According to Antigua counsel, Roberts & Company, St. John's, Antigua, at the present time there is no Antigua income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty, stamp duty or inheritance tax payable by an Antigua IBC or its shareholders. Moreover, PlayStar Antigua and its indirect wholly-owned Antigua incorporated subsidiary, Antigua Casino, are entitled to rely on the provisions of Section 276 of the Antigua
International Business Corporations Act (the "Antigua IBCA"), which provides that exemption from Antigua tax "shall continue in effect for a period of fifty
(50) years from the date of incorporation".

Canadian Tax Consequences

      The following is a summary of certain Canadian federal income tax consequences under the Income Tax Act (Canada) (the "ITA") that are generally applicable as a result of the Reorganization to holders of shares of PlayStar Delaware ("Holders"). This summary does not purport to be a comprehensive description of all of the Canadian tax considerations that may be relevant to a decision to participate in the Reorganization. In particular, this summary of Canadian federal income tax matters does not deal with the liability to taxation in Canada of any corporation in the PlayStar group. This summary deals only with Holders who are resident in Canada, deal at arm's length with PlayStar Delaware and hold their shares of PlayStar Delaware as capital property, all for the purposes of the ITA, and who are not subject to special rules in the ITA, such as the "mark-to-market" rules or the "foreign affiliate" rules.

      This summary is based on the provisions of the ITA in effect as of the date hereof, the regulations thereunder in force as of the date hereof, all specific proposals to amend the ITA and the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof, as well as counsel's understanding of the current administrative practices of the Minister of National Revenue (Canada) ("Revenue Canada"). Except for the foregoing, this summary does not take into account or anticipate any future changes in law, whether by legislative, governmental or judicial action. This summary is of a general nature only and does not take into account the tax laws of any province or territory or of any jurisdiction outside Canada. It is not intended to be, nor should it be construed to be, legal or tax advice to any Holder. Accordingly, Holders are urged to consult with their tax advisors for advice with respect to their particular circumstances. This summary reflects the opinion of Baker & McKenzie, special Canadian tax counsel to PlayStar. In delivering its opinion, special Canadian tax counsel will receive and rely upon certain representations from PlayStar, and certain other information, data, documentation and other materials as special Canadian tax counsel deems necessary. An opinion of tax counsel is not binding upon either Revenue Canada or the courts. Holders should note that no rulings have been or are expected to be sought from Revenue Canada with respect to any of the Canadian federal income tax considerations discussed below, and no assurance can be given that Revenue Canada or ultimately the courts will take contrary positions.

      The merger of PlayStar Delaware into PlayStar Wyoming will be a nontaxable transaction to a Holder provided that the conditions in subsections 87(8.1), (8) and (4) of the ITA are met. It is understood that PlayStar Delaware and PlayStar Wyoming were incorporated and continue to be organized under the laws of the United States and all of the assets and liabilities of PlayStar Delaware and PlayStar Wyoming, except their intercompany shareholdings and receivables, will become assets and liabilities of PlayStar Wyoming by virtue of the merger. It is also understood that all of the shares of PlayStar Delaware will become shares of PlayStar Wyoming by virtue of the merger, subject to the rights of dissenting shareholders of PlayStar Delaware. On this basis, and assuming that a Canadian Holder only receives PlayStar Wyoming shares in exchange for the Holder's PlayStar Delaware shares, the conditions in subsections 87(8.1), (8) and (4) will be substantially met, and the merger will be a nontaxable event to a Holder provided that the condition discussed immediately below is also met, or is considered by Revenue Canada to be met.

      Paragraph 87(8.1)(c) of the ITA requires that all or substantially all the shares of the capital stock of PlayStar Delaware be exchanged for or become shares of the capital stock of PlayStar Wyoming by virtue of the merger. It is understood that issued shares owned by a dissenting shareholder of PlayStar Delaware who receives cash after the merger as a result of exercising dissenter's rights will not become issued shares of PlayStar Wyoming. Revenue Canada has publicly stated that "substantially all" generally means 90%, but the courts have held that it may mean less than 90%, depending on the circumstances. Where, as a result of shareholders exercising dissenting rights, substantially all of the issued shares of PlayStar Delaware do not become issued shares of PlayStar Wyoming, the condition in paragraph 87(8.1)(c) may not be met. Revenue Canada has publicly stated that where domestic Canadian corporations amalgamate, the amalgamation will not be disqualified as a section 87 nontaxable amalgamation by reason only of some shareholders of an amalgamating corporation exercising their dissenting rights and receiving cash instead of shares of the amalgamated corporation. Revenue Canada has not publicly stated that it will extend this administrative concession to mergers of United States corporations that otherwise qualify as section 87 nontaxable foreign mergers. However, Revenue Canada has indicated in an informal opinion that it will extend this administrative concession to such mergers. Revenue Canada's informal opinion is not binding on Revenue Canada or the courts and there are no assurances that Revenue Canada will not withdraw its administrative concession.

      Where the conditions of subsections 87(8.1), (8) and (4) are met, a Holder will generally be deemed to have disposed of the shares of PlayStar Delaware on the merger for proceeds of disposition equal to the Holder's adjusted cost base of the shares of PlayStar Delaware, resulting in no gain for Canadian tax purposes, and will be deemed to have acquired the shares of PlayStar Wyoming for the same amount.

      Antigua counsel to PlayStar Antigua has indicated that the continuation of PlayStar Wyoming to Antigua to become PlayStar Antigua will not result in a new company being formed. Wyoming counsel to PlayStar Wyoming has indicated that under Wyoming law PlayStar Wyoming will be continued in Antigua as if it had been incorporated under the laws of Antigua. On this basis the continuation should be a nontaxable event to a Holder for Canadian tax purposes.


                            MANAGEMENT

      The following table sets forth information regarding the directors and executive officers of PlayStar Delaware as of August 1, 1998, which directors and executive officers will hold the same positions, respectively, with PlayStar Antigua after the Effective Time.



Name                             Age  Position
----                             --   --------
William  F.E. Tucker             65   Chairman,   Chief   Executive
Tucker........................        Officer, Secretary    and
                                      Treasurer
Julius Patta..................   31   President
--------------------

      Julius Patta has served as President of PlayStar Delaware since its inception. From inception until April 1, 1998, he also served as Chief Executive Officer, Chief Financial Officer and Treasurer of PlayStar Delaware. Mr. Patta has fourteen years of international business, finance, games software and telecommunications technology experience. From April 1996 until September 1996, Mr. Patta was Vice President of Netron Interactive, a division of Netron, Inc. ("Netron"), a Canadian software company. While with Netron Interactive, Mr. Patta managed corporate sales, third-party relationships, staff, production development and key projects. From June 1994 until March 1996, Mr. Patta was Vice President, Research and Development of Netron where he managed product planning, product development, staff, public relations and strategic customer sales. From January 1992 until May 1994, Mr. Patta was Vice President, Consulting Services of Netron where he managed business development and sales, third-party partnering, contract negotiations and key projects. Prior to joining Netron, Mr. Patta was the owner and principal consultant of CASE Consulting Services, which provided high-end information systems services.

      William F.E. Tucker has served as Chairman and Chief Executive Officer, Treasurer and Secretary of PlayStar since April 1, 1998. Since 1992, Mr. Tucker has been a private investor. From 1974 to 1992, Mr. Tucker was a principal of Malabar Ltd., the largest Canadian supplier of manufacturing and rental services to the North American theater industry.

Executive Compensation.

      The following table discloses the executive compensation paid to Julius Patta, the President of PlayStar Delaware from its inception (October 9, 1996) through June 30, 1997. Mr. Patta's compensation with PlayStar Antigua after the Reorganization will be the same as set forth below. No other executive officer's compensation exceeded $100,000 during the periods covered below.

                    Summary Compensation Table
-------------------------------------------------------------------------
                                                           Long-Term
                          Annual Compensation            Compensation
                                                            Awards
-------------------------------------------------------------------------
-------------------------------------------------------------------------
                                            Other      Securities
    Name and      fiscal                    Annual     Underlying All
     Principal      Year    Salary  Bonus Compensation   Options  Other
    Position                                                      Compensation

-------------------------------------------------------------------------
-------------------------------------------------------------------------
Julius Patta       1998    -0-    -0-        -0-          -0-     -0-
President          1997    -0-    -0-        -0-       1,250,000  -0-
-------------------------------------------------------------------------

      The following table contains information concerning the grant of stock options to PlayStar Delaware's executive officer named in the Summary Compensation Table during the fiscal year ended June 30, 1997. Such person's options will become identical options of PlayStar Antigua after the consummation of the Reorganization.

     ----------------------------------------------------------
                     Number of Percent of
                     Securities   Total
                     Underlying  Options
                      Options  Granted to  Exercise or Expiration
           Name       Granted   Employees  Base Price    Date
                                   in       per Share
                               Fiscal Year
     ----------------------------------------------------------
     ----------------------------------------------------------
     Julius Patta -  1,250,000    100%        $0.05    October
     President                                         9, 2001
     ----------------------------------------------------------
     ----------------------------------------------------------
       Total........ 1,250,000    100%        $0.05    October
                                                       9, 2001
     ----------------------------------------------------------

      No stock options have been exercised by Mr. Patta to date.

      Directors of PlayStar do not receive any stated salary for their services as directors or members of committees of the Board of Directors, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Directors of PlayStar may also serve PlayStar in other capacities as an officer, agent or otherwise, and may receive compensation for their services in such other capacity.

      PlayStar is not a party to any employment or consulting agreements between PlayStar Delaware and any executive officer.

Indemnification

      PlayStar Antigua will indemnify a director or officer of PlayStar Antigua against all costs, charges and expenses (including an amount paid to settle an action or satisfy a judgment) reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of PlayStar Antigua provided he acted honestly and in good faith with a view to the best interests of PlayStar Antigua and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling PlayStar pursuant to the foregoing provisions, PlayStar has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Certain Relationships and Related Transactions.

      On October 9, 1996, PlayStar Delaware issued 12,000,000 unregistered shares of Common Stock to the stockholders of PlayStar Limited, in exchange for all of the issued and outstanding shares of PlayStar Limited. Certain of the beneficial owners of PlayStar Delaware were stockholders of PlayStar Limited, and therefore received shares of Common Stock of PlayStar Delaware in this transaction. These beneficial owners include Julius Patta who received 3,000,000 shares through his beneficial ownership of Hemery Nominees Limited, Trust f/b/o Allan Bramson, Evan Bramson and Joanne Bramson which received 3,000,000 shares through its beneficial ownership of Hemery Trustees Limited, William F.E. Tucker who received 3,000,000 shares through his beneficial ownership of Powerstock Consultants Limited and Trust f/b/o Irving Litvack, Michael Leonard Litvack, Lori Lee Litvack, Kari Lynn Freesman, Jeffrey Eliot Litvack, Andrew David Litvack and Dora Litvack which received 3,000,000 shares through its beneficial ownership of Powerstock Limited in the transaction.

      PlayStar Limited was a party to a certain Agreement dated April 16, 1997 with Dreamplay Research Corp. (the "Original Dreamplay Agreement"), an entity which is 100% owned by Mr. Patta, PlayStar's President, and is a party to an Agreement with Dreamplay dated April 1, 1998 which superseded the Original
Dreamplay Agreement. The Agreements with Dreamplay were approved by PlayStar Limited's disinterested directors and were made in the ordinary course of business. PlayStar Limited's management believes that the Agreements contained or contain substantially the same terms as those prevailing at the time for comparable agreements and transactions with other technology development companies. From inception through December 31, 1997, PlayStar Limited has paid Dreamplay an aggregate of $785,000 under the Agreements with Dreamplay.


  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information with respect to the beneficial ownership of PlayStar Delaware's Common Stock as of April 15, 1998 by (i) each director of PlayStar Delaware, (ii) each executive officer of PlayStar Delaware and each executive officer named in the Compensation Table below, (iii) all directors and officers of PlayStar Delaware as a group and (iv) each person known by PlayStar Delaware to be the beneficial owner of more than five percent of the Common Stock of PlayStar Delaware. Each of such individuals will own the same number and percentage of PlayStar Antigua Ordinary Shares following the Reorganization.


---------------------------------------------------------------------

                                       Beneficial    Current Percent
                                      Ownership of     of Class(1)
Name and Address                      Common Stock
---------------------------------------------------------------------
---------------------------------------------------------------------

Julius Patta, President              4,330,500 (2)      23.56%
P.O. Box W 612
Woods Centre
Antigua BW1
West Indies
---------------------------------------------------------------------
---------------------------------------------------------------------

William F.E. Tucker -- Chairman and  3,362,500 (3)      18.30%
Chief Executive Officer, Treasurer
and Secretary
West Dunes
44 South Road
Paget PG 04
Bermuda
---------------------------------------------------------------------

---------------------------------------------------------------------

Trust f/b/o Allan Bramson, Evan      3,694,500 (4)      20.10%
Bramson and
Joanne Bramson
c/o Hemery Trustees Limited
31 Broad Street
St. Helier
Jersey Channel Islands JE4 8XN
---------------------------------------------------------------------
---------------------------------------------------------------------

Trust f/b/o Irving Litvack, Michael  3,353,100 (5)      18.24%
Leonard Litvack, Lori Lee Litvack,
Kari Lynn Freesman, Jeffrey Eliot
Litvack, Andrew David Litvack and
Dora Litvack
c/o Powerstock Limited
31 Broad Street
St. Helier
Jersey, Channel Islands  JE4 8XN
---------------------------------------------------------------------
---------------------------------------------------------------------

All directors and executive          7,693,000 (6)      41.86%
officers as a group
---------------------------------------------------------------------


(1)Based upon 18,378,774 issued and outstanding shares of PlayStar Delaware's Common Stock and, with respect to those persons holding warrants or options to purchase Common Stock exercisable within sixty (60) days, the number of shares of Common Stock that are issuable upon the exercise thereof.
(2)Includes options to purchase 1,250,000 shares of PlayStar Delaware Common Stock exercisable within 60 days.
(3)Includes options to purchase 250,000 shares of PlayStar Delaware Common Stock exercisable within 60 days.
(4)Includes options to purchase 700,000 shares of PlayStar Delaware Common Stock exercisable within 60 days.
(5)Includes options to purchase 250,000 shares of PlayStar Delaware Common Stock exercisable within 60 days.
(6)Includes options to purchase 1,500,000 shares of PlayStar Delaware Common Stock exercisable within 60 days.

                       SELLING STOCKHOLDERS

      The following table sets forth the number of shares of Common Stock which may be offered for sale from time to time by the Selling Stockholders. The shares offered for sale constitute all of the shares of Common Stock known to PlayStar Delaware to be beneficially owned by the Selling Stockholders. None of the Selling Stockholders has or have any material relationship with PlayStar Delaware.

                                           Number of Shares
              Name of Selling Stockholder       Offered
              --------------------------   ---------------
                Martin Stern                1,300,000 (1)
                Congregation Ahavas Tzdokah
                    Vchezed Inc.            1,300,000 (2)
                Andy Altay                     60,000
                Killian Walsh                  50,000
                Zvi Groysman                    9,896
                Nissim Afriat                  10,000
                Alexander Rudnik              329,378
                Arnold Fogle                  150,000
                Danny Klein                   100,000
                Richard Levenstein            100,000
                Sol Nayman                     50,000
                S.J. Sinclair                 100,000
                Alfred Powis                   50,000
                Tony Brown                     50,000
                Howard Tward                   75,500
                Beryl Gollop                   25,000
                Jordan Kolm                    75,000
                Bram Garber                    50,000
                Hae - Soon Chung               70,000
                Ian Milne                     262,000
                Rachelle Heller               400,000 (3)
                Harrold Chapman               542,500
                Lenny Rothschild              992,000
                Richcrest Holding           1,705,000
                Frank H. Nettleton          1,007,500
                Elie Teitelman                254,200
                Resonance Limited             968,750
                Dewi Investments Limited    1,162,500
                B&H Investment Limited      1,162,500
                Robert Richardson           3,000,000 (4)
                Peter Miller                1,293,602 (5)
                Daniel Robert Miller        1,300,000 (6)
                Matthew Trisic                 10,000
                Martin Ferrier                 10,000
                Richard Cropley                10,000
                Tom Hutchinson                  5,000
                Robert Nelson Paetz            25,000
                Investcon Inc.                 50,000 (7)
                Julius Patta                3,093,500 (8)
                William F.E. Tucker         3,112,500
                Hemery Trustees             3,093,250 (9)
                Powerstock Limited          3,117,918
--------------------------------

(1) Includes 400,000 shares issuable upon exercise of warrants to purchase Common Stock.
(2) Includes 700,000 shares issuable upon exercise of warrants to purchase Common Stock.
(3) Includes 150,000 shares issuable upon exercise of warrants to purchase Common Stock.
(4) Includes 3,000,000 shares issuable upon exercise of warrants to purchase Common Stock.
(5)  Includes  850,000  shares
     issuable  upon  exercise  of warrants to purchase  Common  Stock.
(6) Includes 1,300,000 shares issuable upon exercise of warrants to purchase Common Stock.
(7) Includes 50,000 shares issuable upon exercise of warrants to purchase Common Stock.
(8)  Owned of record by Hemery Nominees Ltd.
(9) Includes 50,000 shares issuable upon exercise of warrants to purchase Common Stock.

      Because the Selling Stockholders may sell all or a portion of the Shares offered hereby at any time and from time to time after the date hereof, no estimate can be made of the number of Shares that the Selling Stockholders may retain upon completion of the offering. The number of Shares offered hereby that may actually be sold by the Selling Stockholders will be determined by each Selling Stockholder and may depend upon a number of factors, including, among other things, the market price of the PlayStar Delaware Common Stock/PlayStar Antigua Common Stock. Additional information concerning Selling Stockholders may be set forth from time to time in prospectus supplements to this Prospectus. See "Plan of Distribution." All of the registration and filing fees, printing expenses, blue sky fees, if any, fees and disbursements of counsel for PlayStar will be paid by PlayStar. Except as specifically set forth herein, none of the Selling Shareholders have, and within the past three years has not had, any position, office or other material relationship with PlayStar or any of its predecessors or affiliates.


          DESCRIPTION OF PLAYSTAR DELAWARE CAPITAL STOCK

      The following statements with respect to PlayStar Delaware's capital stock are subject to the detailed provisions of PlayStar Delaware's Certificate of Incorporation (the "Certificate of Incorporation"). These statements do not purport to be complete and, while PlayStar Delaware believes the descriptions of the material provisions of the Certificate of Incorporation contained in this Prospectus will be accurate statements with respect to such material provisions, such statements are subject to the detailed provisions in the Certificate of Incorporation to which reference is hereby made for a full description of such provisions.

Capitalization

      The authorized capital shares of PlayStar Delaware consists of an aggregate of 30,000,000 shares of Common Stock, par value $0.0001 per share. As of August 6, 1998, 26,462,000 shares of PlayStar Delaware Common Stock were outstanding.

Voting and Other Rights

      Holders of shares of PlayStar Delaware Common Stock have one vote per share on each matter submitted to a vote of the shareholders and a ratable right to the net assets of PlayStar Delaware upon liquidation. Holders of shares of PlayStar Delaware Common Stock participate ratably in dividends and distributions as may be declared by the Board of Directors from funds legally available for that purpose, have no conversion rights, are not redeemable and are not entitled to any preemptive or subscription rights. See "Market for Common Shares and Related Matters." The shares of PlayStar Delaware Common Stock currently outstanding are, duly authorized, validly issued, fully paid and non-assessable. Holders of shares of PlayStar Delaware Common Stock have no cumulative voting rights, and accordingly, holders of a majority of the outstanding shares of PlayStar Delaware Common Stock are able to elect all of PlayStar Delaware's Directors.

Business Combination Provisions

      PlayStar Delaware's Certificate of Incorporation and By-Laws do not contain any provisions which would delay, defer or prevent a change in control of PlayStar Delaware. PlayStar Delaware, however, is subject to Section 203 of the Delaware General Corporation Law, which, under specified circumstances, prohibits PlayStar Delaware from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder. Consequently, Section 203 may operate to delay, defer or prevent a change in control of PlayStar Delaware.

Transfer Agent

      InterWest Transfer Company serves as transfer agent for the shares of the PlayStar Delaware Common Stock. As of May 19, 1998, there were 51 holders of record of the PlayStar Delaware Common Stock.


              DESCRIPTION OF PLAYSTAR ANTIGUA CAPITAL STOCK

      The following statements with respect to PlayStar Antigua's capital stock are subject to the detailed provisions of PlayStar Antigua's Articles of Continuance (the "Articles of Continuance"), which will become effective immediately  upon the  Effective  Time.  These  statements  do not purport to be complete and, while PlayStar believes the descriptions of the material provisions of the Articles of Continuance, contained in this Prospectus will be accurate statements with respect to such material provisions, such statements are subject to the detailed provisions in the Articles of Continuance to which reference is hereby made for a full description of such provisions.

Capitalization

      The Articles of Continuance will provide that the authorized share capital of PlayStar Antigua will be divided into 50,000,000 Ordinary Shares, par value U.S. $.0001 per share, and 1,000,000 shares of Series Preference Stock, par value U.S. $.0001 per share.

Voting and Other Rights

      Under the Articles of Continuance, the holders of Ordinary Shares will be entitled to one vote for each share held on all matters submitted to stockholders' meetings, including the election and removal of directors, and will vote together as a single class with any voting preference shares unless the terms of any voting preference shares otherwise provide. The By-Laws of PlayStar Antigua will provide that the quorum required for a general meeting of the stockholders is a majority of the outstanding Ordinary Shares entitled to vote at such meeting. All matters voted upon at any duly held stockholders' meeting shall be carried by a majority of the votes cast at the meeting by stockholders represented in person or by proxy, except (i) approval of a merger or a similar arrangement, which, pursuant to Antigua law, requires the approval by way of Special Resolution, as defined in the Antigua IBCA, namely a resolution that is submitted to a special meeting of the shareholders duly called for the purposes of considering the same, and passed with or without amendment at the meeting by at least two-thirds of the votes cast (a "Special Resolution"). See "Comparison of Stockholder Rights -- Stockholder Approval of Business Combinations." A change of corporate name, the voluntary dissolution, liquidation or winding-up of the affairs of PlayStar Antigua, a reduction of paid-up share capital, and any amendment to PlayStar Antigua's Articles of Continuance require approval by a Special Resolution. The Board of Directors or the President may at any time proceed to convene a special meeting of PlayStar Antigua. PlayStar Antigua will have to provide at least twenty-one (21) days' notice of a special meeting.

      Because holders are not entitled to cumulate their votes, stockholders holding a majority of the outstanding Ordinary Shares, voting together as a class with the holders of any voting preference shares which may be issued, will be able to elect all members of the board of directors of PlayStar Antigua. In accordance with the By-Laws of PlayStar Antigua, holders of Ordinary Shares have no preemptive rights.

     There are no limitations on the right of nonresident stockholders to hold or vote their Ordinary Shares imposed by Antigua law or PlayStar Antigua's Articles of Continuance.

Dividend Rights

      The holders of Ordinary Shares will be entitled at any time to receive such dividends as are declared by the Board of Directors. PlayStar Antigua currently intends to retain earnings for use in PlayStar Antigua's business and the financing of its capital requirements. The payment of any future cash dividends is necessarily dependent upon the earnings and financial needs of PlayStar, along with applicable legal and contractual restrictions.

Changes in Capitalization

      PlayStar Antigua will be able by Special Resolution, to (i) increase its share capital by new shares of such amounts as the resolution prescribes; (ii) consolidate all or any of its share capital into shares of larger amount than its existing shares (similar to a stock combination); (iii) subject to the provisions of the Antigua IBCA subdivide its shares or any of them, into shares of smaller amount than is fixed by its Articles of Continuance; and (iv) cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so canceled.

Reduction of Capital and Purchase of Shares

      Subject to the provisions of the Antigua IBCA, PlayStar Antigua will be able by Special Resolution to reduce its share capital in any way. Subject to the provisions of PlayStar's Articles of Continuance and to the Antigua IBCA, PlayStar Antigua may purchase or otherwise acquire any of its issued Ordinary Shares, in such circumstances and on such terms as shall be agreed by PlayStar Antigua and the holder thereof. PlayStar Antigua will be able to purchase all or part of the Ordinary Shares of any holder upon the agreement of such holder whether or not it has made a similar offer to all or any other holders.

Transfer of Shares

      Upon surrender to PlayStar Antigua or the transfer agent of PlayStar Antigua of a certificate for Ordinary Shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and otherwise meeting all legal requirements for transfer, PlayStar Antigua or its duly authorized registrar and transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

Preference Shares

      Under the Articles of Continuance, PlayStar Antigua will have the authority to issue 1,000,000 shares of Series Preferred Stock (the "Series Preference Stock"). There are currently no Series Preference Stock outstanding nor does the Board of Directors have any present intention to issue any such shares. Under the Articles of Continuance of PlayStar Antigua, the Board of Directors of PlayStar Antigua will be able to establish one or more additional classes or series of Series Preference Stock having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, and limitations that the Board of Directors fixes without any stockholder approval. Such provisions could hinder an attempt to acquire control of PlayStar Antigua.


                 COMPARISON OF STOCKHOLDER RIGHTS

      The rights of stockholders of PlayStar Delaware are governed by Delaware law and PlayStar Delaware's Certificate of Incorporation and By-Laws. After the

Reorganization, the stockholders of PlayStar Delaware will become stockholders of PlayStar Antigua and their rights will be governed by the Antigua IBCA and PlayStar Antigua's Articles of Continuance and By-Laws.

      The principal attributes of the PlayStar Delaware Common Stock and the PlayStar Antigua Ordinary Shares will be similar; however, there will be certain differences between the rights of stockholders under Delaware law and Antigua law. In addition, there are certain differences between PlayStar Delaware's Certificate of Incorporation and By-Laws, and PlayStar Antigua's Articles of Continuance and By-Laws. The following discussion is a summary of all material differences in the rights of stockholders resulting from the Reorganization described in this Prospectus. This summary does not purport to be complete or to cover all of the respects in which Antigua law may differ from laws generally applicable to Delaware corporations and their stockholders and, while PlayStar Delaware and PlayStar Antigua believe that this summary is accurate, this summary is subject to the complete text of the relevant provisions of the Antigua IBCA, the Delaware General Corporation Law ("DGCL"), PlayStar Delaware's Certificate of Incorporation and By-Laws and PlayStar Antigua's Articles of Continuance and By-Laws.

Stockholder Approval of Business Combinations

      Under the DGCL, there is no statutory restriction on a Delaware corporation's ability to acquire the business of another corporation. However, a merger or consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of the corporation (a "Disposition") not in the usual and regular course of the corporation's business, or a dissolution of the corporation, is required under the DGCL to be approved by the holders of a majority of the shares entitled to vote thereon unless the certificate of incorporation provides otherwise. In addition, under the DGCL, class voting rights exist with respect to amendments to the certificate of incorporation that adversely affect the terms of the shares of a class. See "Amendment of Charter" below. Such class voting rights do not exist as to other extraordinary matters, unless the certificate of incorporation provides otherwise; the Certificate of Incorporation of PlayStar Delaware does not provide otherwise.

      The Antigua IBCA requires the approval of the holders of at least two-thirds (2/3) of the votes cast at a Special Meeting called for such purpose for PlayStar Antigua to (i) merge, consolidate or amalgamate with another company or (ii) reorganize or reconstruct itself pursuant to a plan sanctioned by the Antigua courts.

Absence of Required Vote for Certain Mergers

      Under the DGCL, no vote of the stockholders of a corporation surviving a merger is required to approve a merger if (i) the agreement of merger does not amend the certificate of incorporation of such corporation, (ii) each share of stock of such corporation outstanding immediately before the merger is to be an identical outstanding or treasury share of the surviving corporation thereafter and (iii) the number of shares of common stock of such corporation to be issued in the merger, if any, does not exceed 20% of the number of shares outstanding immediately before the merger.

      There is no equivalent provision in the Antigua IBCA and therefore the stockholders of the surviving company in such a situation would be entitled to vote on the merger as described above. See "Stockholder Approval of Business Combinations" above.

Appraisal Rights

      Under the DGCL, a stockholder of a corporation does not have appraisal rights in connection with a merger or consolidation or, in the case of a Disposition, if (i) the shares of such corporation are listed on a national securities exchange or held of record by more than 2,000 stockholders, as is presently not the case with PlayStar Delaware, or (ii) such corporation will be the surviving corporation of the merger and no vote of the stockholders of the surviving corporation is required to approve such merger; provided, however, that a stockholder is entitled to appraisal rights in the case of a merger or consolidation if such stockholder is required by the terms of an agreement of merger or consolidation to accept in exchange for the shares of such stockholder anything other than (i) shares of stock of the corporation surviving or resulting from such merger or consolidation, (ii) shares of any other corporation that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders, (iii) cash in lieu of fractional shares of the corporation described in the foregoing clauses (i) and (ii), or (iv) any combination of the foregoing.

      The Antigua IBCA does not provide for appraisal rights. However, in the case of a court sanctioned reorganization of an Antigua company as described in "Stockholder Approval of Business Combinations" above, a dissenting stockholder has the right to express to the court such stockholder's view that the transaction sought to be approved would not provide the stockholders with the fair value of their shares.

Stockholder Consent to Action Without Meeting

      Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent thereto is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting of the stockholders.

      There is no equivalent provision under the Antigua IBCA. However, the Articles of Continuance may provide that a resolution in writing signed by all of the stockholders entitled to vote thereon at a meeting of stockholders is as valid as if that resolution had been approved at a meeting of the stockholders.

Special Meetings of Stockholders

      Under the DGCL, a special meeting of stockholders may be called only by the board of directors or by persons authorized in the certificate of incorporation or the Bylaws. The By-Laws of PlayStar Delaware provide for the call of a special meeting of stockholders only by the President or Secretary, or by resolution of the Board of Directors of PlayStar Delaware.

      Under the Antigua IBCA, a Special Meeting will be able to be called by the Board of Directors of PlayStar Antigua or by the holders of not less than five percent (5%) of the issued shares of a corporation that carry the right to vote at the meeting sought to be held.

Distributions and Dividends; Repurchases and Redemptions

      Under the DGCL, a corporation may pay dividends out of surplus and, if there is no surplus, out of net profits for the current and/or the preceding fiscal year, unless the net assets of the corporation are less than the capital represented by issued and outstanding stock having a preference on asset distributions. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board. A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by such purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock if such shares are to be retired and the capital reduced.

      Under the Antigua IBCA, the directors may pay to the stockholders such dividends as appear to the directors to be justified by the profits of PlayStar Antigua unless the corporation is unable or would, after the payment, be unable to pay its liabilities as they become due, or the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

Vacancies on Board of Directors

      Under the DGCL, a vacancy and a newly created directorship may be filled by a majority of the remaining directors, although less than a quorum, unless otherwise provided in the certificate of incorporation or Bylaws. Neither the Certificate of Incorporation nor the By-Laws of PlayStar Delaware otherwise so provides.

      The Antigua IBCA and the By-Laws of PlayStar Antigua will provide that a vacancy and a newly created directorship may be filled by a majority of the remaining directors, so long as a quorum of directors continues to exist at all times.

Removal of Directors

      Under the DGCL, except in the case of a corporation with a classified board, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

      The Antigua IBCA provides that directors may be removed by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote.

Inspection of Books and Records

      Under the DGCL, any stockholder may inspect the corporation's books and records for a proper purpose.

      Shareholders of an Antigua company may inspect or obtain copies of the list of shareholders, corporate records or financial statements pertaining thereto.

Amendment of Certificate of Incorporation

      Under the DGCL, the certificate of incorporation may be amended if (i) the board of directors sets forth the proposed amendment in a resolution, declares the advisability of the amendment and directs that it be submitted to a vote at the meeting of stockholders and (ii) the holders of at least a majority of shares of stock entitled to vote thereon approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares. If the holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment, the holders of a majority of the outstanding shares of such class must also vote in favor of the amendment.

      Under the Antigua IBCA, the Articles of Continuance may only be amended by a Special Resolution.

Amendment of By-Laws

      Under the DGCL, the board of directors may amend Bylaws if so authorized in the certificate of incorporation. The stockholders of a Delaware corporation also have the power to amend Bylaws. The Certificate of Incorporation of PlayStar Delaware authorizes the Board of Directors to alter, amend, repeal or adopt its By-Laws.

      Under the Antigua IBCA, the By-Laws of PlayStar Antigua may only be amended by a Special Resolution.

Indemnification of Directors and Officers

      The Antigua IBCA and the DGCL have different provisions and limitations regarding indemnification by a corporation of its officers, directors, employees and agents. If the Reorganization is approved, the Antigua IBCA indemnification provisions will not apply to any act or omission that occurs before the Effective Time. The following is a summary comparison of the Antigua IBCA and DGCL indemnification provisions:

      Under the DGCL, indemnification rights are expressly non-exclusive. A corporation is permitted to provide indemnification or advancement of expenses, by by-law provisions, agreement or otherwise, against judgments, fines, expenses and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The Certificate of Incorporation and the By-Laws of PlayStar Delaware make indemnification mandatory on the part of the PlayStar Delaware to the fullest extent permitted by law.

      Antigua law does not limit the extent to which a company's Articles of Incorporation and/or By-Laws may provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Antigua courts to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be indemnified for his own dishonesty or willful neglect or default.

      The Articles of Continuance of PlayStar Antigua will contain provisions providing for the indemnity by PlayStar Antigua of an officer, director, employee or agent of PlayStar Antigua to the same extent as permitted under the Certificate of Incorporation of PlayStar Delaware.

Limited Liability of Directors

      Section 102(b)(7) ("Section 102") of the DGCL permits the adoption of a certificate of incorporation provision limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director's breach of the fiduciary duty of care. Section 102 does not permit any limitation of the liability of a director for (i) breaching the duty of loyalty to the corporation or its stockholders, (ii) failing to act in good faith, (iii) engaging in intentional misconduct or a known violation of law, (iv) obtaining an improper personal benefit from the corporation or (v) paying a dividend or approving a stock repurchase that was illegal under the DGCL. The Certificate of Incorporation of PlayStar Delaware eliminates the monetary liability of a director to the fullest extent permitted by the DGCL.

      There is no equivalent provision under the Antigua IBCA.

Stockholders' Suits

      Section 327 of the DGCL requires only that the stockholder bringing a derivative suit must have been a stockholder at the time of the wrong complained of or that the stock devolved to him by operation of law from a person who was such a stockholder. In addition, the stockholder must remain a stockholder throughout the litigation.

      Under section 201 of the IBCA a complainant may, for the purpose of prosecuting, defending or discontinuing an action on behalf of a corporation, apply to an Antigua court for leave to bring an action in the name and on behalf of the corporation or any of its subsidiaries, or intervene in an action to which any such corporation or any of its subsidiaries is a party. However, no derivative action may be brought and no intervention may be made unless the court is satisfied (i) that the complainant has given reasonable notice to the directors of the corporation or its subsidiary of his intention to apply to the court if the directors of the corporation or its subsidiary do not bring, diligently prosecute or defend or discontinue the action, (ii) that the complainant is acting in good faith and (iii) that it appears to be in the interest of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

            MARKET FOR COMMON STOCK AND RELATED MATTERS


      On March 19, 1997 the Common Stock of PlayStar Delaware was approved for trading on the OTCBB. Until the Effective Time of the Reorganization, there will be no market for the PlayStar Antigua Ordinary Shares, although it is anticipated that the Ordinary Shares will be approved for trading on the Nasdaq OTC Bulletin Board. The following table sets forth, for the periods indicated, the range of the high and low bid quotations (as reported by NASDAQ). The bid quotations set forth below, reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not reflect actual transactions:


                                             High        Low
                                             ----        ---
    Fiscal Year Ended June 30, 1997
       Third Quarter (from March 19, 1997)   $2.50      $0.25
       Fourth Quarter..................      $2.50      $1.00

    Fiscal Year Ended June 30, 1998
       First Quarter...................      $2.9375    $1.00
       Second Quarter..................      $3.125     $0.38
       Third Quarter...................      $1.01       $.42
       Fourth Quarter .................      $0.70       $.51

    Fiscal Year Ended June 30, 1999
       First Quarter (through August 10,
       1998)...........................      $0.77      $0.32

      On August 10, 1998, the last reported sales price of the PlayStar Delaware Common Stock as reported by the OTCBB was $0.40. As of May 19, 1998, there were 51 holders of record of PlayStar Delaware's Common Stock. PlayStar has not declared or paid any cash dividends on its Common Stock since its inception, and PlayStar's Board of Directors currently intends to retain all earnings for use in the business for the foreseeable future. Any future payment of dividends will depend upon PlayStar's results of operations, financial condition, cash requirements and other factors deemed relevant by PlayStar's Board of Directors.


                       PLAN OF DISTRIBUTION

      Sales of the Shares may be made from time to time by the Selling Stockholders, or, subject to applicable law, by pledgees, donees, distributees, transferees or other successors in interest. Such sales may be made on the OTCBB, in another over-the-counter market, on a national securities exchange (any of which may involve crosses and block transactions), in privately negotiated transactions or otherwise or in a combination of such transactions at prices and at terms then prevailing or at prices related to the then current market price, or at privately negotiated prices. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 promulgated thereunder may be sold under such provisions  rather  than  pursuant  to this  Prospectus.  Without  limiting  the generality of the foregoing, the Shares may be sold in one or more of the following types of transactions: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate in the resales.

      In connection with distributions of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares registered hereunder in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell Shares short and deliver the Shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares registered hereunder, which the broker-dealer may resell pursuant to this Prospectus.

      The Selling Stockholders may also pledge the Shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged Shares pursuant to this Prospectus.

      Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders in amounts to be negotiated in connection with the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

      Information as to whether underwriters who may be selected by the Selling Stockholders, or any other broker-dealers, is acting as principal or agent for the Selling Stockholders, the compensation to be received by underwriters who may be selected by the Selling Stockholders, or any broker-dealer, acting as principal or agent for the Selling Stockholders and the compensation to be received by other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this Prospectus (the "Prospectus Supplement"). Any dealer or broker participating in any distribution of the Shares may be required to deliver a copy of this Prospectus, including the Prospectus Supplement, if any, to any person who purchases any of the Shares from or through such dealer or broker.

      The PlayStar has advised the Selling Stockholders that during such time as they may be engaged in a distribution of the Shares included herein they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the Common Stock.

      It is anticipated that the Selling Stockholders will offer all of the Shares for sale. Further, because it is possible that a significant number of Shares could be sold at the same time hereunder, such sales, or the possibility thereof, may have a depressive effect on the market price of the PlayStar Delaware Common Stock or the PlayStar Antigua Ordinary Shares.

                           LEGAL MATTERS

      Certain legal matters in connection with shares offered hereby have been passed upon for PlayStar Delaware by Piper & Marbury L.L.P., New York, New York, and for PlayStar Wyoming by Holland & Hart, Cheyenne, Wyoming. Certain legal matters in connection with Ordinary Shares to be issued in the Reorganization have been passed upon for PlayStar Antigua by Roberts & Company, St. John's, Antigua. Roberts & Company has also rendered an opinion regarding the Antigua tax consequences of the Reorganization referred to in "Certain Tax Considerations." The discussion of certain United States federal income tax consequences of the Reorganization and of the ownership and disposition of PlayStar Antigua Ordinary Shares under the heading "Certain Tax Considerations" was based upon an opinion rendered by Baker & McKenzie, Washington, D.C. The discussion of certain Canadian federal income tax consequences of the Reorganization was based on an opinion rendered by Baker & McKenzie, Toronto, Canada.


                              EXPERTS

      The financial statements of PlayStar Delaware as of June 30, 1997 and for the period October 3, 1996 (date of inception) to June 30, 1997 included in this Prospectus have been audited by Fruitman Kates, independent public accountants, as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

                       PLAYSTAR CORPORATION
                    (A development stage company)

                    INDEX TO FINANCIAL STATEMENTS




                                                             Page
                                                             ----


Audited Consolidated Financial Statements as of June 30,
 1997.                                                       F-2

      Independent Auditors' Report.                          F-3

      Consolidated Balance Sheet as of June 30, 1997.        F-4

      Consolidated Statement of Loss for the Period from
      Inception,  October 3, 1996 to June 30, 1997.          F-5

      Consolidated  Statement  of  Shareholders'  Equity for
      the Period from Inception, October 3, 1996 to June 30,
      1997.                                                  F-6

      Consolidated  Statement  of Cash Flows for the Period
      from  Inception, October 3, 1996 to June 30, 1997.     F-7

      Notes  to  Consolidated  Financial  Statements  for
      the  Period  from Inception, October 3, 1996 to
      June 30, 1997.                                         F-8

Unaudited Consolidated Financial Statements as of March
 31, 1998.                                                   F-12

      Consolidated Balance Sheet at March 31, 1998.          F-13

      Consolidated  Statement  of Loss for the Three Months
      and Nine Months Ending March 31,    1998   and
      Cumulative from Inception.                             F-14

      Consolidated  Statement of  Shareholders'  Equity for
      the Nine Month Period Ending March  31,   1998    and
      Cumulative from Inception.                             F-15

      Consolidated  Statement  of Cash  Flows  for the Nine
      Month Period Ending March 31, 1998  and   Cumulative
      from Inception.                                        F-16

      Notes to Consolidated Financial Statements.            F-17

                              PLAYSTAR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1997
                                   (Restated)

                   INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of PLAYSTAR CORPORATION

    We have audited the consolidated balance sheet of PLAYSTAR CORPORATION (a Development Stage Company) and subsidiary, as at June 30, 1997 and the related consolidated statements of loss, shareholders' equity and cash flows for the period from inception October 3, 1996 to June 30, 1997. These consolidated financial statements are the responsibility of PLAYSTAR CORPORATION's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

    In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of PLAYSTAR CORPORATION and subsidiary, as at June 30, 1997 and the results of their operations and their cash flows for the period from inception October 3, 1996 to June 30, 1997, in conformity with generally accepted principles in the United States.

    As described in Note 5 to the financial statements, these financial statements have been revised to correct an error in the method of determining charges to operations with respect to various stock options granted by PLAYSTAR CORPORATION.



Toronto, Canada                                     FRUITMAN KATES
June 2, 1998                                 CHARTERED ACCOUNTANTS

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

                    CONSOLIDATED BALANCE SHEET
                        AS AT JUNE 30, 1997
                              (U.S.$)
                            (Restated)

ASSETS

CURRENT
   Cash  and cash equivalents               $109,138
   Accounts receivable                           166
   Prepaid expenses                            1,694     $110,998
                                             -------     --------


LIABILITIES

CURRENT
   Accounts payable and accrued liabilities              $56,045
                                                         -------


SHAREHOLDERS' EQUITY

CAPITAL STOCK
   Authorized
   30,000,000 common shares at stated value $.0001
     per share
   Issued and outstanding
   15,812,500 common shares                             $  1,581

ADDITIONAL PAID-IN CAPITAL                              1,980,104

DEFICIT, accumulated during the development stage      (1,926,732)
                                                       ----------
TOTAL SHAREHOLDERS' EQUITY                                 54,953
                                                        ---------

                                                         $110,998
                                                         --------


The accompanying notes to financial statements are an integral part of these statements.

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

                  CONSOLIDATED STATEMENT OF LOSS
 FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997
                              (U.S.$)
                            (Restated)






REVENUE
   Interest income                                       $  3,022




EXPENSES
   Development costs                       $1,215,527
   Options granted as employee compensation   682,500
   General and administrative                  13,856
   Professional fees                           14,415
   Incorporation costs                          3,456     1,929,754
                                               ------     ---------

NET LOSS                                                 $(1,926,732)
                                                         -----------


LOSS PER SHARE                                           $    0.13
                                                         ---------


WEIGHTED AVERAGE NUMBER OF SHARES                         15,035,880
                                                          ----------











The accompanying notes to financial statements are an integral part of these statements.

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

          CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997
                              (U.S.$)
                            (Restated)


                                                  Deficit
                                                  accumulated
                    Common             Additional during         Total
                    stock              paid-in    development    shareholders'
                     shares  Amount    capital    stage          equity
                    ---------------------------------------------------------
October 3, 1996          -   $        $        $         $         -

Common stock
issued in exchange
for all of the
issued and
outstanding shares
of PlayStar
Limited in October
1996 (@
$0.0001/share      12,000,000   1,200        -         -          1,200

Options granted to
employees and
consultants for
development costs
and services         -             -    1,143,500       -         1,143,500

Issuance of stock
in October 1996
and January 1997
for development
costs based on
Fair Market Value
of services
performed;
(@ $0.10/share   1,750,000    175        174,825         -          175,000

Issuance of stock
for $825,000 U.S.
in November 1996,
in connection with
a private
placement
offering; (@
$0.40/share, net
of issue costs of
$163,015)        2,062,500    206        661,779        -           661,985

NET LOSS, June
 30, 1997             -        -            -       (1,926,732)  (1,926,732)
                 ---------    ----       --------    ---------    ---------
                15,812,500  $1,581      $1,980,104 $(1,926,732)     $54,953
                ----------  ------      ----------  -----------   ----------




The accompanying notes to financial statements are an integral part of these statements.

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

               CONSOLIDATED STATEMENT OF CASH FLOWS
 FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997
                              (U.S.$)
                            (Restated)

CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                            $(1,926,732)
   Adjustments  to  reconcile  net  loss to net
   cash  provided  by operating activities                -
    Development  costs paid through issuance of stock      175,000
    Development costs paid through granting of options     461,000
    Employee compensation paid through
    granting of options                                    682,500
    Changes in operating assets and liabilities
    - accounts receivable                                     (166)
    - prepaid expenses                                      (1,694)
    - accounts payable                                      56,045
                                                           -------

   Net cash used in operating activities                  (554,047)
                                                          --------


CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from issuance of common shares
     net of issue costs)                                   663,185
                                                           -------

   Net cash provided from financing activities             663,185
                                                           -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                  109,138

CASH AND CASH EQUIVALENTS, beginning of period                -
                                                           -------

CASH AND CASH EQUIVALENTS, end of period                  $109,138
                                                          --------

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:

The Company paid for development costs in the amount of $175,000 through the issuance of common shares.

The Company paid for development costs $461,000 and employee compensation $682,500 through the granting of options.

For the purposes of presentation in the statement of cash flows, cash and marketable securities with original maturities of less than three months, have been classified as cash and cash equivalents.

The carrying value of these items approximates fair value.

The accompanying notes to financial statements are an integral part of these statements.

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
 FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997
                              (U.S.$)
                            (Restated)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

      a)   NATURE OF OPERATIONS AND PRINCIPLES OF CONSOLIDATION

           The consolidated financial statements include the accounts of PlayStar Corporation ("the Company") and its wholly owned subsidiary PlayStar Limited. All intercompany accounts and transactions have been eliminated on consolidation.

           The Company has been in the development stage since its incorporation on October 3, 1996. The Company, through its subsidiary, designs, develops and intends to operate, promote and commercialize an on-line gaming service operating interactive, software-based games of chance, accessible world-wide through the Internet.

           The Company's fiscal year end is June 30th.

      b)   DEVELOPMENT COSTS

           Development costs associated with the design, development, operation, promotion and commercialization of an on-line gaming service are charged to expense in the period incurred.

      c)   USE  OF  ESTIMATES  IN  THE   PREPARATION  OF  FINANCIAL STATEMENTS

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      d)   CASH EQUIVALENTS

           The  Company  considers  highly  liquid   investments  with  original
           maturities of three months or less to be cash equivalents.








                                 (continues ...)

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
 FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997
                              (U.S.$)
                            (Restated)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (... continued)

      e)   EARNINGS PER SHARE

           The Company adopted SFAS No. 128 "Earnings per Share". This statement requires that the Company report basic and diluted earnings (loss) per share for all periods reported. Basic net income (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period, adjusted for the dilutive effect of common stock equivalents, consisting of dilutive common stock options using the treasury stock method.

           For all periods presented, common stock options are not included in the computation as they would be anti-dilutive.

           Subsequent to June 30, 1997, the Company issued 9,669,524 common shares. Additionally, 457,000 options were exercised at $0.05 per share resulting in the issuance of 457,000 common shares.

2.    BUSINESS ACQUISITIONS

      PLAYSTAR LIMITED

      On October 9, 1996, the Company acquired 100% of the issued and outstanding common shares of PlayStar Limited, in exchange for 12,000,000 common shares of the Company.

      The business combination has been accounted for as an "as if pooling of interests", since both, the Company and PlayStar Limited, are entities under common control. Accordingly, the assets and liabilities of the combining companies are recorded at their historical cost and results of operations include both entities from inception.

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
 FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997
                              (U.S.$)
                            (Restated)

3.    STOCK OPTION PLANS

     On October 9, 1996, the Company adopted a stock option plan authorizing the granting of options to purchase an additional 10,000,000 common shares.

     A total of 1,950,000 options exercisable at $0.05/share until October 9, 2001 have been granted during the period to company officers, directors, employees and/or entities affiliated. In connection with the granting of these employee options, the Company has recognized expense of $682,500. No stock options have been exercised through June 30, 1997.

     During the period October 3, 1996 (inception) to June 30, 1997, the Company granted 2,150,000 stock options to consultants as payment for developmental costs. The options granted are exercisable for a period of 5 years at $0.05 per share. The Company recorded compensation (included in development costs) of $461,000 with respect to these options. The consultants granted the options are employed by an entity, which is owned by the president of the Company.

     Subsequent to June 30, 1997, options to acquire 565,000 shares at between $0.50-$0.75 expiring two years from date of granting were granted to consultants. 670,000 options to acquire shares previously issued to consultants were cancelled.

     The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation". The pronouncement requires entities to recognize as compensation expense over the vesting period the fair value of stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB No. 25 and provide pro forma net income and pro forma income
(loss) per share disclosures for employee stock option grants made from 1995 forward as if the fair-value-based method, defined in SFAS No. 123, had been applied.

     The Company has elected to adopt the disclosure-only provision of SFAS No. 123, and as described above, will continue to apply APB No. 25 to account for stock options. Had compensation expense been determined as provided in SFAS No. 123, the pro forma effect would have been:



        Net loss - as reported                 $(1,926,732)
        Net loss - pro forma                   $(2,001,732)
        Loss per share - as reported             $(0.13)
        Loss per share - pro forma               $(0.13)

      The fair value of these options was estimated at the date of grant using the "minimum value" method. The fair value of the stock at the date of grant of approximately $0.05 per share was determined.
                                 (continues...)

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
 FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997
                              (U.S.$)
                            (Restated)

3.    STOCK OPTION PLANS (...continued)

      The table below summarizes the activity in the plan.

                                                     Weighted-average
                                               Shares     exercise price
                                               ------ -------------------
Outstanding at beginning of period                -             -
Granted                                     4,100,000         $0.05
Exercised                                         -             -
Cancelled                                         -             -
Outstanding at the end of  period          4,100,000         $0.05
Options exercisable at the end of period   4,100,000         $0.05
Weighted-average  fair  value  of  options
 granted during the period                        -          $0.05
Weighted-average   remaining   contractual
 rights                                           -          $0.05


4.    INCOME TAXES

      Deferred tax liabilities and assets are determined based on the difference between financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse.

      The Company has net operating loss carry-forwards of approximately $783,000, which expire through the year 2012. The future tax benefit has been fully reserved by the use of valuation allowances.

5.    RESTATEMENT OF FINANCIAL INFORMATION

      The   financial   statements   have  been  restated  to  comply  with  the
      requirements of APB No. 25 and SFAS 123 as disclosed fully in Note 3.

      The effect of the correction with respect to the recording of stock options granted to employees and consultants during the period has been to increase development costs charged to operations by $461,000, and to increase employee compensation charged to operations by $682,500.

      In total the effect of the restatement has been to charge operations with $1,143,500 ($0.08 per share).

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1998
                                   (Unaudited)
                                   (Restated)

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

                    CONSOLIDATED BALANCE SHEET
                       AS AT MARCH 31, 1998
                              (U.S.$)
                            (Restated)


ASSETS

                                             MAR 31,1998     JUNE 30,1997
                                             -----------     ------------
                                             (Unaudited)    (Audited)
CURRENT
   Cash and cash equivalents                 $184,075        $109,138
   Share subscriptions receivable               2,850          -
   Accounts receivable                             -              166
   Prepaid expenses and sundry assets         197,941           1,694
                                             -----------    ----------

                                             $384,866        $110,998
                                             --------        --------

LIABILITIES

CURRENT
   Accounts payable and accrued liabilities   $38,826         $56,045
                                              -------         -------


SHAREHOLDERS' EQUITY

CAPITAL STOCK
   Authorized
   30,000,000 common shares at stated value
   $.0001 per share
   Issued and outstanding
   18,378,774 common shares                    1,834            1,581

ADDITIONAL PAID-IN CAPITAL                  2,947,877       1,980,104

DEFICIT, accumulated during the development
stage                                      (2,603,671)     (1,926,732)
                                           ----------      -----------

TOTAL SHAREHOLDERS' EQUITY                    346,040          54,953
                                             -------         --------

                                             $384,866        $110,998
                                             --------        --------

The accompanying notes to financial statements are an integral part of these statements.

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

                  CONSOLIDATED STATEMENT OF LOSS
                              (U.S.$)
                            (Restated)



                 THREE MONTHS ENDING NINE MONTHS ENDING  CUMULATIVE

                 THREE MONTHS ENDING    NINE MONTHS ENDING         CUMULATIVE
                 -------------------    ------------------         ----------
                                                 (NOTE 6)

                MAR 31,1998 MAR 31,1997 MAR 31,1998 MAR 31,1997     MAR 31,1998
                ----------- ----------- ----------- -----------    ------------
REVENUE         (Unaudited) (Unaudited) (Unaudited) (Unaudited)    (Unaudited)

Interest income    $1,104     $2,280      $1,628      $2,280          $ 4,650
                   ------     ------      ------      ------      -----------



EXPENSES

Professional fees  181,224     4,000      206,890      5,041          221,305
Development costs   49,915    28,125      458,959  1,198,327        1,674,486
Options granted as
 employee
 compensation          -        -             -      682,500          682,500
General and
 administrative      4,681     3,028        8,218      5,185           22,074
Promotion              -        -           4,500        -              4,500
Incorporation costs    -        -              -         -              3,456
Amortization           -       66              -          66            -
                    ------    ------       ------     ------            -------
                    235,820   35,219      678,567  1,891,119         2,608,321
                    -------  -------      -------  ---------          ---------

NET LOSS          $(234,716) $(32,939)  $(676,939)$(1,888,839)  $   (2,603,671)
                  ---------- --------   --------- ------------      -----------



LOSS PER SHARE      $  (.01) $  (.01)    $   (.04)  $    (.13)        $   (.16)
                    -------  --------    --------   ---------         ---------

WEIGHTED AVERAGE
NUMBER OF SHARES   18,165,947 15,812,500  16,726,815 14,641,061      15,887,564
                   ---------- ----------  ---------- ----------      ----------







The accompanying notes to financial statements are an integral part of these statements.

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
          CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
          FOR THE NINE MONTH PERIOD ENDING MARCH 31, 1998
                              (U.S.$)
                            (Restated)

                                                                    Deficit
                                                                    accumulated
                              Common              Additional        during         Total
                              stock               paid-in           development    shareholders'
                              shares    Amount    capital           stage          equity
                              ------    -----     ----------        -----------    -------------

Beginning balance,
July 1, 1997              15,812,500   $ 1,581    $1,980,104        $(1,926,732)  $   54,953

Issuance of stock for
$500,000 U.S.
in November 1997 in
connection with a
private placement
offering;
(@ $0.40/share, net of
issue costs of $50,000)    1,250,000       125      449,875                -         450,000

Issuance of stock for
$362,139 U.S.
in December 1997, in
connection with a private
placement offering;
(@ $0.50/share, net of issue
costs of $24,749)            724,274        72      337,318                -         337,390

Options granted to
consultants
as compensation for
development costs in the six
months ending in December,
1997                           -             -       23,000                -          23,000

Issuance of stock for
$142,500 U.S. in January 1998,
in connection with a private
placement offering;
(@ $0.50/share, net of issue
costs of $25,714)             285,000        29      116,757               -         116,786

Issuance of 250,000 shares in
January 1998, as a fee in
connection with the November
1997 private placement offering;
(Fair Market Value $0.85/share,
 $212,500 U.S.)               250,000        25         (25)               -          -

Issuance of stock for $1,500 U.S.
in January 1998, in connection
with exercise of stock options;
(@ $0.05/share)                30,000        1         1,499               -          1,500

Issuance of stock for $1,350 U.S.
in February 1998, in connection
with exercise of stock options;
(@ $0.05/share)                27,000        1         1,349               -          1,350

Options granted to consultants
as compensation for development
costs in the three months
ending March 31, 1998            -            -       38,000               -         38,000

NET LOSS, March 31, 1998         -            -        -              (676,939)   (676,939)
                              --------    --------    --------        ----------  ------------
                            18,378,774   $ 1,834   $2,947,877      $(2,603,671)   $346,040
                            ----------   -------   -----------     -------------  ------------

The accompanying notes to financial statements are an integral part of these statements.

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

               CONSOLIDATED STATEMENT OF CASH FLOWS
          FOR THE NINE MONTH PERIOD ENDING MARCH 31, 1998
                              (U.S.$)
                            (Restated)
                                                                     Cumulative
                                            MAR 31,1998 MAR 31,1997  MAR 31,1998
                                            ----------- -----------  ----------
                                            (Unaudited) (Unaudited)  (Unaudited)
                                                         (Note 6)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                   $ (676,939)  $(1,888,839)$(2,603,671)
Adjustments to reconcile net loss
to net cash provided by operating
activities:
    Development costs paid through
    issuance of stock                           -           175,000     175,000
    Development costs paid through
    granting of options                       61,000        461,000     522,000
    Employee compensation paid through
    granting of options                         -           682,500     682,500
    Changes in operating assets and
    liabilities
    - share subscriptions receivable         (2,850)           -        (2,850)
    - accounts receivable                       166            -          -
    - prepaid expenses and sundry assets   (196,248)          2,604)  (197,941)
    - other assets                              -            (3,390)      -
    - accounts payable                      (17,219)         34,277     38,826
                                           --------        -------- ----------

   Net cash used in operating activities   (832,089)       (542,056)(1,386,136)
                                           --------        -------- -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of common
   shares (net of issue costs)              907,026         663,185   1,570,211
                                            -------         -------   ---------

   Net cash provided from financing
   activities                               907,026         663,185   1,570,211
                                            -------         -------   ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS    74,937         121,129     184,075

CASH AND CASH EQUIVALENTS, beginning of
period                                      109,138          -             -
                                            -------         -------   ---------
CASH AND CASH EQUIVALENTS, end of period   $184,075        $121,129   $184,075
                                           --------        --------   ---------



SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:

Since inception the Company paid for development costs in the amount of $175,000 through the issuance of common shares.

Since inception the Company paid for development costs $522,000 and employee compensation $682,500 through the granting of options.

The Company paid for issue costs in the amount of $212,500 through the issuance of common shares.

For the purposes of presentation in the statement of cash flows, cash and marketable securities with original maturities of less than three months, have been classified as cash and cash equivalents.

The carrying value of these items approximates fair value.

The accompanying notes to financial statements are an integral part of these statements.

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE NINE MONTH PERIOD ENDING MARCH 31, 1998
                            (Unaudited)
                              (U.S.$)
                            (Restated)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

      a)   BASIS OF PRESENTATION

           The unaudited consolidated balance sheet as of March 31, 1998, audited balance sheet as of June 30, 1997 and unaudited consolidated statements of loss, accumulated deficit and cash flows for the three and nine months then ended, together with cumulative unaudited financial information since inception, October 3, 1996, have been prepared in accordance with generally accepted accounting principles and include all adjustments, which in the opinion of management, are necessary to present fairly the results of operations for the periods then ended. All such adjustments are of a normal recurring nature. These financial statements should be read in conjunction with the restated audited financial statements for the period from inception, October 3, 1996 to June 30, 1997, and the notes thereto included in the Company's Form 10-K filed with the Securities and Exchange Commission.

      b)   NATURE OF OPERATIONS AND PRINCIPLES OF CONSOLIDATION

           The consolidated financial statements include the accounts of PlayStar Corporation ("the Company") and its wholly owned subsidiaries, PlayStar Limited and Antigua Casino and Sports Book Limited. All intercompany accounts and transactions have been eliminated on consolidation. The Company has been in the development stage since its incorporation on October 3, 1996. The Company, through its subsidiaries, designs, develops and intends to operate, promote and commercialize an on-line gaming service operating interactive, software-based games of chance, accessible world-wide through the Internet.

      c)   DEVELOPMENT COSTS

           Development costs associated with the design, development, operation, promotion and commercialization of an on-line gaming service are charged to expense in the period incurred.

      d)   USE  OF  ESTIMATES  IN  THE   PREPARATION  OF  FINANCIAL
      STATEMENTS

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
                                 (continues...)

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE NINE MONTH PERIOD ENDING MARCH 31, 1998
                            (Unaudited)
                              (U.S.$)
                            (Restated)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (...continued)

    e)  EARNINGS PER SHARE

        The Company adopted SFAS No. 128 "Earnings per Share". This statement requires that the Company report basic and diluted earnings (loss) per share for all periods reported. Basic net income (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period, adjusted for the dilutive effect of common stock equivalents, consisting of dilutive common stock options using the treasury stock method.

        For all periods presented, common stock options are not included in the computation as they would be anti-dilutive.

    f)  CASH EQUIVALENTS

        The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents.

2.  BUSINESS ACQUISITIONS

    PLAYSTAR LIMITED

    On October 9, 1996, the Corporation acquired 100% of the issued and outstanding common shares of PlayStar Limited, in exchange for 12,000,000 common shares of the Company.

    On January 28, 1998, Antigua Casino and Sports Book Limited, an Antiguan company, was incorporated as a wholly owned subsidiary of PlayStar Limited.

    The business combination has been accounted for as an "as if pooling of interests", since both, the Company and PlayStar Limited, are entities under common control. Accordingly, the assets and liabilities of the combining companies are recorded at their historical cost and results of operations include all entities from inception.

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE NINE MONTH PERIOD ENDING MARCH 31, 1998
                            (Unaudited)
                              (U.S.$)
                            (Restated)
3.  STOCK OPTION PLANS

     On October 9, 1996, the Company adopted a stock option plan authorizing the granting of options to purchase an additional 10,000,000 common shares. On August 11, 1998, the stock option plan was terminated as to any additional grants.

     During the period, an additional 550,000 options exercisable at $0.50-$0.75 per share, expiring between December 4, 2002 and March 30, 2003, have been granted. In addition, 670,000 options, at $0.05 per share, were cancelled bringing the total options outstanding as of March 31, 1998 to 3,923,000. Of this amount, 315,000 options were granted to consultants to the Company (including 15,000 options granted to consultants in April 1998), resulting in a charge to operations of $61,000.

     The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation". The pronouncement requires entities to recognize as compensation expense over the vesting period the fair value of stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB No. 25 and provide pro forma net income and pro forma income
(loss) per share disclosures for employee stock option grants made from 1995 forward as if the fair-value-based method, defined in SFAS No. 123, had been applied.

     The Company has elected to adopt the disclosure-only provision of SFAS No. 123, and as described above, will continue to apply APB No. 25 to account for stock options. Had compensation expense been determined as provided in SFAS No. 123, the pro forma effect would have been:

Nine months      Cumulative
                                            -----------      ----------
    Net loss - as reported                  $(676,939)       $(2,603,671)
    Net loss - pro forma                     (676,939)        (2,678,671)
    Loss per share - as reported                (0.04)             (0.16)
    Loss per share - pro forma                  (0.04)             (0.17)


     The fair value of each option granted subsequent to 1996 is estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions used for the grants in 1997 and 1998: dividend yield of 0%, expected volatility of 142%; risk free interest rate of 6% and expected lives of 5 years.

    The table below summarizes the activity in the plan.

                                                         Weighted-average
                                             Shares      exercise price
                                             -------     ----------------
    Outstanding at beginning of period     4,100,000        $0.05
    Granted                                  550,000        $0.69
    Exercised                                 57,000        $0.05
    Cancelled                               (670,000)       $0.05
    Outstanding at the end of period       3,923,000        $0.14
    Options exercisable at the end of
    period                                 3,923,000        $0.14
    Weighted-average  fair  value of
    options  granted  during  the
    period                                       -          $0.65
    Weighted-average remaining contractual
    rights (months)                              -             59

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE NINE MONTH PERIOD ENDING MARCH 31, 1998
                            (Unaudited)
                              (U.S.$)
                            (Restated)


4.  SUBSEQUENT EVENTS

    In April 1998, the company granted an additional 15,000 options exercisable at $0.50 per share, expiring on April 9, 2003.

    During May, June, July and August 1998, through a private placement offering, the company issued a further 7,683,226 shares at $0.2580645-$0.50 per share, realizing total net proceeds of $2,021,435. In conjunction with the offering, the Company issued 4,835,000 warrants exercisable at $0.80 per share and expiring in May 2000, 1,000,000 warrants exercisable at $1.25 per share and expiring in May 2000, 100,000 warrants exercisable at $1.00 per share and expiring in May 2000 and 100,000 warrants exercisable at $0.50 per share and expiring in May 2000.

    Also in May 1998, 400,000 options outstanding as of March 31, 1998 were exercised at $0.05 per share.

5.  INCOME TAXES

    Deferred tax liabilities and assets are determined based on the difference between financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse.

    The  Company  has  net  operating  loss   carry-forwards   of  approximately
    $1,400,000, which expires through the year 2012. The future tax benefit has been fully reserved by the use of valuation allowances.

6.  RESTATEMENT OF FINANCIAL INFORMATION

    The financial statements have been restated to comply with the requirements of APB No. 25 and SFAS 123 as disclosed fully in Note 3.

    The effect of the correction with respect to the recording of stock options granted to consultants during the period has been to increase development costs charged to operations by $61,000 ($0.01 per share).

    On a cumulative basis the effect of recording stock options granted to employees and consultants has been to increase development costs charged to operations by $522,000 and to increase employee compensation charged to operations by $682,500.

    The total cumulative effect of the restatement has been to charge operations with $1,204,500 ($0.08 per share).

7.  COMPARABLE FIGURES

    Information reported as of March 31, 1997 represents the period from inception, October 3, 1996 to March 31, 1997.